UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 13, 2004

                              CHINA AUTOPARTS, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                        000-49630                       13-4168913
-------------------------------------------------------------------------------------------
 (State or other jurisdiction of    (Commission File Number)             (IRS Employer
  incorporation or organization)                                       Identification No.)

   Xinchang Tonglin Industrial Zone, Dayi County, Chengdu, Sichuan PRC 611337
   --------------------------------------------------------------------------

                    (Address of principal executive offices)

     Registrant's telephone number, including area code: 011-135-0283-3778

                Guzov Ofsink, LLC, 600 Madison Avenue, 22nd Floor
                      New York, New York 10022 212-371-8008
                      -------------------------------------
                             (United States Contact)

     Talram Corporation, 80 Wall Street, Suite 815, New York, New York 10005
     -----------------------------------------------------------------------
           (Former Name and Address if Changed since the last Report)

ITEM 1. and ITEM 2.        CHANGES IN CONTROL OF REGISTRANT and
                           ACQUISITION OR DISPOSITION OF ASSETS

                         THE RHOHAN REVERSE ACQUISITION.

         On May 13, 2004, China Autoparts, Inc. (formerly known as Talram Corporation)(the "Company"), a Delaware corporation, completed a "reverse acquisition" transaction in which it acquired all the outstanding stock of Rhohan Holdings Limited ("Rhohan") a British Virgin Islands ("BVI") corporation, in consideration for the issuance of a majority of Talram's shares. Rhohan is a holding company for Chengdu Tonglin Casting Industrial Co., Ltd. ("Tonglin"), a PRC company that is classified as a wholly foreign owned enterprise under PRC law.

         Tonglin is a manufacturer of engine blocks for cars and light trucks. Engine blocks are cast iron metal blocks in which the cylinders are bored and the engine components reside.

         The reverse acquisition was completed pursuant to a Capital Stock Exchange Agreement, dated as of April 22, 2004. Concurrently with the closing of the reverse acquisition, the Company's shareholders changed its name to China Autoparts, Inc., its directors appointed Double Unity's designees as directors and then resigned as directors. In addition, the Company changed its address to Xinchang Tonglin Industrial Zone, Dayi County, Chengdu, Sichuan PRC 611337 pending its acquisition of an office in the United States.

         The directors who resigned were: Joel Schonfeld, Andrea I. Weinstein and Noam Kenig. The directors who were appointed by them are set forth below:

Name                       Age
----                       ---
Li, Yungao                 62
Li, Jing                   34
Ding, Ke                   40

LI YUNGAO is currently the sole Director and shareholder of Double Unity, and a Director of Rhohan and has served as the Chairman and CEO of Tonglin since its formation in 2000. During the past five years Mr. Li has served as Chairman and CEO of Chengdu Begin Pipeline Co., Ltd., a company which produces metal pipes and pipeline products, and Chengdu Rongxin Industrial Co., Ltd. and Chengdu Rongxin Ruigao Machinery Co., Ltd. which are holding companies for Mr. Li's interests in machinery manufacturing companies. Mr. Li started his career as a farmer and, after receiving training in manufacturing in a valve factory, started his own metal and pipe casting companies.

LI JING. For the past five years, Mr. Li Jing has served as the CEO of Chengdu Taichang Metals Co., Ltd., a steel trading company. Mr. Li Jing has a degree from Chengdu Economic Management College and is the son of Mr. Li Yungao.

DING KE is currently a Director of Rhohan and a Director of Tonglin since 2000. During the past five years, Mr. Ding has served as the Executive VP for Hua Tai Enterprise Management Co., Ltd. (1999-2002), an investment management company, and the Chairman and owner of Shenzhen Significant Value Industrial Co., Ltd. (2002 through present), a company that owns coffee shops.

         At the closing of the Agreement, the Company acquired all of the outstanding stock of Rhohan in exchange for 8,590,910 shares of the Company's $.001 par value per share common stock issued to Double Unity and six of its designees. These shareholders now hold 94.5% of the Company's outstanding common stock. The Company has no other classes of stock outstanding.

         Under the terms of the Agreement, the Company agreed to file a "resale" registration statement with the U.S. Securities and Exchange Commission ("SEC") covering the shares of common stock issued pursuant to the Agreement upon the demand of the holders of at least 33% of such shares.

                             DESCRIPTION OF BUSINESS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

         The disclosure and analysis in this report contain some forward-looking statements. Certain of the matters discussed concerning the Company's operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand growth, the automobile market in the PRC, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

         Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although the Company believes that these statements are based upon reasonable assumptions and information, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

         Investors are cautioned that forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

         As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. The Company expressly disclaims a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with
them,   after  the  date  of  this  filing  to  reflect  events  or  changes  in circumstances or changes in expectations or the occurrence of anticipated events.

         The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in its Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

         Information regarding market and industry statistics contained in this Report is included based on information available to the Company which it believes is accurate. The Company has not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

         Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi). According to Xe.com as of May 12, 2004, $1 = 8.28250 yuan.

OVERVIEW

         China Autoparts, Inc. (the "Company") is a holding company for a British Virgin Islands company called Rhohan Holdings Limited ("Rhohan"), which is a holding company for, and owns 100% of Chengdu Tonglin Industrial Casting Co., Ltd. ("Tonglin"), a People's Republic of China ("PRC") corporation. Tonglin is a manufacturer of engine blocks. Tonglin currently manufactures and is developing a total of 20 different engine blocks which accommodate three or four cylinders for cars, mini vans and light trucks. Currently Tonglin's sales are made solely to companies located with the PRC.

         Both the Company and Tonglin are located outside of the city of Chengdu in the Sichuan Province of the PRC at Xinchang Tonglin Industrial Zone, Dayi County, Chengdu, Sichuan PRC 611337. The Company plans to open an office in the United States. Tonglin uses a factory facility in Chengdu with over 9.5 acres of production, warehouse and office space (see "Description of Property") and currently has approximately 1200 employees.

Organizational History

         The Company was formed on May 1, 2001 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. From that date, until May 12, 2004, the Company remained in the business of seeking a merger or acquisition candidate. Its only other activities during that time were filing its required reports under the Securities Exchange Act of 1934, as amended, and issuing shares to its initial shareholders.

         On April 22, 2004, the Company entered into a Capital Stock Exchange Agreement pursuant to which it acquired 100% of the outstanding stock of Rhohan, a British Virgin Islands ("BVI") company, from Double Unity Investments, Limited, also a BVI company. Rhohan's only asset is 100% of the stock of Tonglin, a PRC corporation that is classified as a wholly foreign owned enterprise under PRC law by virtue of its ownership by Rhohan.

         The result of the above transactions, as set forth in the following diagram, is that Rhohan is now a wholly owned subsidiary of the Company and Tonglin remains a wholly owned subsidiary of Rhohan.

                             China Autoparts, Inc.

                                        |        100%

                             Rhohan Holdings Limited

                                        |        100%

                             Chengdu Tonglin Casting
                              Industrial Co., Ltd.

Neither the Company nor Rhohan have any operations or plan to have any operations in the future other than acting as a holding company and management company for Tonglin and raining capital for its operations.

TONGLIN COMPANY OVERVIEW

Tonglin Organizational History

         Tonglin began in approximately 1990 as a workshop of Chengdu Rongxin Enterprises Co., Ltd. ("Rongxin"), a PRC casting company owned by Li Yungao. Tonglin was incorporated on January 21, 2000 in the PRC as a sino-foreign joint venture company. At that time, Rongxin was the PRC joint venture partner owning 40% of the company and Rhohan was the foreign joint venture partner owning 60% of the company. Beginning in July, 2001, Rhohan increased its ownership interest in the joint venture by purchasing additional interests with monies obtained from the distribution of dividends from the joint venture.

         On November 20, 2003, Rhohan's purchase of the final 25% of the joint venture owned by Rongxin was approved by the State Administration for Industry and Commerce for the PRC and Tonglin became a wholly foreign owned enterprise ("WFOE") by virtue of its status as a wholly owned subsidiary of a BVI company, Rhohan. There are no restrictions on Tonglin's operations under PRC law, or otherwise, that result from its status as a WFOE.

Tonglin's Business

         Tonglin is a manufacturer of engine blocks which are sometimes referred to as cylinder blocks. An engine block is a cast iron block to which other engine parts are attached. It is usually a casting and includes the housing for the engine cylinders and the upper part of the crankcase.

         Tonglin's production of engine blocks over the past three fiscal years has been increasing as Tonglin has been able to add additional capacity to accommodate orders. Tonglin began with two casting workshops in 2000, and now has five workshops which allow for annual production capacity of approximately 700,000 engine blocks. Tonglin plans further production capacity increases as needed and if the necessary capital is available. Tonglin's production for the past three fiscal years is set forth below:

Year                       Units                      Increase from Prior Year
----                       -----                      ------------------------
2003                       438,984                    27.9%

2002                       343,334                    57.3%

2001                       218,313                       --

         Tonglin believes that there are currently approximately 100 automobile manufacturers in the PRC. Tonglin sells its engine blocks directly to 13 different automobile manufacturers and engine assembly companies within the PRC. Of those 13, for the fiscal year ended December 31, 2003, approximately 94.0% of sales were to five customers and approximately 68.0% of sales were to three customers. For the fiscal year ended December 31, 2002, approximately 93.5% of sales were to five customers and approximately 72.8% of sales were to three customers.

         Tonglin's top five customers during the fiscal year ended December 31, 2003, by sales, were: Chengdu Zhengheng Engine Parts Co., Ltd., Chongqing Chang'an Automobile Co., Ltd., Shanghai Wulong Automobile Parts Co., Zhejiang

Geely Automobile Manufacture Co., Ltd. and Baoding Great Wall Internal-combustion Engine Manufacturing Co. Chengdu Zhengheng is an engine assembler which sells most of its engines to Chongqing Chang'an Automobile Co., Ltd..

         The loss of any of Tonglin's largest customers could have a material adverse effect on the Company's business.

Tonglin's Products

         Tonglin either produces or has under development 20 different gasoline and diesel engine block models which accommodate three or four cylinders and are used in cars, mini vans and light trucks. The following is a complete listing of the models and their specifications:

--------------------------- ----------------------------------------------------
Product Model               Product Descriptions

--------------------------- ----------------------------------------------------
CA20                        Sedan Gasoline Engine Block, 2.0L
                            V4, Integrated Casting Block, 50 Kg

--------------------------- ----------------------------------------------------
4JB1                        Truck Diesel Engine Block, 2.0L
                            V4, Studded Block, 63 Kg

--------------------------- ----------------------------------------------------
4JA1                        Truck Diesel Engine Block, 2.0L
                            V4, Studded Block, 60.5 Kg

--------------------------- ----------------------------------------------------
372Q                        Sedan Gasoline Engine Block, 1.0L
                            V3, Integrated Casting Block, 25 Kg

--------------------------- ----------------------------------------------------
490Q                        Sedan Gasoline Engine Block, 1.6L
                            V4, Integrated Casting Block, 40.5 Kg

--------------------------- ----------------------------------------------------
F8C                         Mini Sedan Gasoline Engine Block, 0.8L
                            V3, Integrated Casting Block, 23 Kg

--------------------------- ----------------------------------------------------
GL18                        Sedan Gasoline Engine Block, 1.8L
                            V4, Integrated Casting Block, 41.5 Kg

--------------------------- ----------------------------------------------------
474Q                        Sedan Gasoline Engine Block, 1.3L
                            V4, Integrated Casting Block, 42 Kg

--------------------------- ----------------------------------------------------
465-1ANE1                   Mini Sedan Gasoline Engine Block, 1.1L
                            V4, Integrated Casting Block, 31 Kg

--------------------------- ----------------------------------------------------
GL16                        Sedan Gasoline Engine Block, 1.6L
                            V4, Integrated Casting Block, 38 Kg

--------------------------- ----------------------------------------------------
482Q                        Sedan Gasoline Engine Block, 1.6L
                            V4, Integrated Casting Block, 40 Kg

--------------------------- ----------------------------------------------------
465QF                       Mini Sedan Gasoline Engine Block, 1.0L
                            V4, Integrated Casting Block, 30 Kg

--------------------------- ----------------------------------------------------
368Q                        Mini Sedan Gasoline Engine Block, 0.8L
                            V3, Integrated Casting Block, 22.5 Kg

--------------------------- ----------------------------------------------------
479Q                        Sedan Gasoline Engine Block, 1.3/1.5L
                            V4, Integrated Casting Block, 38 Kg

--------------------------- ----------------------------------------------------
465Q                        Mini Sedan Gasoline Engine Block, 0.9L
                            V4, Integrated Casting Block, 28 Kg

--------------------------- ----------------------------------------------------
462Q                        Mini Sedan Gasoline Engine Block, 0.8L
                            V4, Integrated Casting Block, 28 Kg

--------------------------- ----------------------------------------------------
491Q                        Light Truck Gasoline Engine Block, 2.2L
                            V4, Integrated Casting Block, 55 Kg

--------------------------- ----------------------------------------------------
3RZ                         Light Truck Gasoline Engine Block, 2.8L
                            V4, Integrated Casting Block, 61 Kg

--------------------------- ----------------------------------------------------
2RZ                         Light Truck Gasoline Engine Block, 2.8L
                            V4, Integrated Casting Block, 55 Kg

--------------------------- ----------------------------------------------------
276                         Mini Vehicle Diesel Engine Block, 1.0L
                            V4, Integrated Casting Block, 26 Kg

--------------------------- ----------------------------------------------------

         The 491Q and 465Q have been, and continue to be Tonglin's best selling products accounting for approximately 72.0%, 73.9% and 67.5% of Tonglin's revenues for the fiscal years ended December 31, 2003, 2002 and 2001 respectively. Together with the 462Q and 479Q, these models have accounted for approximately 90.8%, 95.0 and 96.9% of Tonglin's revenues in the fiscal years ended December 31, 2003, 2002 and 2001, respectively. While Tonglin's product sales are currently concentrated, it is making efforts to market its other models as its production capacity has expanded. See "Marketing."

         One of the areas which Tonglin believes sets it apart from other engine block manufacturers is its emphasis on quality, beginning with its purchase of raw materials and through the production process, and low cost. Tonglin chooses its suppliers of raw materials through rigorous quality assurance testing, interviews, site visits and, secondarily, based on price. Tonglin considers hundreds of raw material suppliers in order to have at least three acceptable sources available at all times for each raw material.

         Tonglin has obtained International Organization for Standardization ("ISO") TS16949 Certification with respect to its production processes. ISO TS16949 is a quality assurance standard specific to automotive production and service part companies. It aligns existing U.S., German, French and Italian automotive quality system standards within the global automotive industry and specifies the quality system requirements for the design, development, production, installation and servicing of automotive-related products. ISO TS16949 was written by the International Automotive Task Force which consists of the following group of vehicle manufacturers: BMW Group, DaimlerChrysler, Fiat Auto, Ford Motor Company, General Motors Corporation, PSA Peugeot-Citroen, Renault S.A. and Volkswagen, as well as several trade associations.

         Tonglin believes that its emphasis on quality has not only resulted in increased orders for its products, but has also resulted in a low percentage of engine blocks which do not pass inspection prior to shipping or are returned by customers. For the fiscal year ended December 31, 2003, only 1.75% of Tonglin's engine blocks were rejected upon inspection by Tonglin or by customers. Tonglin also believes that in the future, its quality, and compliance with international standards may assist it in marketing engine blocks in countries other than the PRC.

Raw Materials

         Tonglin's low cost structure is dependent on its ability to procure raw materials, which are generally available, at prices which allow it to compete with other engine block manufacturers. The raw materials purchased by Tonglin consist primarily of iron and resin sand used in the casting process. See

"Tonglin's Production Processes." Tonglin does not have any long-term contracts or arrangements with any suppliers and therefore, there is no guarantee that necessary materials will continue to be procured at the prices or delivery terms currently available or acceptable to Tonglin. However, as set forth above, Tonglin evaluates numerous suppliers each year and always has at least three that are approved for purchases for each raw material.

         During the fiscal year ended December 31, 2003, Tonglin purchased raw materials from the following suppliers totaling 35.3% of its total raw material purchases: Xu Yundong, Jinan Shengquan and Xinjin Financial Commerce and Trading Co., Inc.

         During the fiscal year ended December 31, 2002, Tonglin purchased raw materials from the following suppliers totaling 40.3% of its total raw material purchases: Xu Yundong, Lu County Sand Factory and Chenghua District Recycled Resources Company.

         To date, Tonglin has not experienced any significant difficulty in obtaining raw materials other than fluctuation in prices between 2002 and 2003 for iron. Tonglin believes that the raw materials it requires will continue to be generally available in the future.

Tonglin's Production Processes

         Tonglin's production of engine blocks is accomplished almost entirely through the use of manual labor with approximately 1030 workers working three shifts six days per week. At Tonglin's current production levels, Tonglin is able to take advantage of low cost labor in the Chengdu area, which are estimated to be approximately 50% lower than in the Beijing or Shanghai areas. Tonglin has experienced minimal worker turnover because its wages are better than average in its region and Tonglin retains the flexibility to add or subtract workers as needed. However, once production levels increase beyond Tonglin's current capacity of 700,000 engine blocks, Tonglin's management believes that it will become feasible to automate certain of its production processes. In order to automate Tonglin's production processes, the Company will likely seek to raise capital from outside sources. However, there can be no assurance that such capital will be available, and if available, that it will be available on satisfactory terms.

         Tonglin's engine blocks are produced using a sand casting process. Casting is a process in which liquid molten metal is poured into a hollow cavity or mold. After the molten metal cools, it has the shape of the mold cavity. In a sand casting process, the mold is made from sand by packing the sand onto wood or metal pattern halves, removing it from the pattern halves and assembling the two halves.

         Tonglin believes that the sand casting process is currently the best available for iron engine blocks because die casting, which is used for aluminum and lighter metals, cannot be used with iron. In a die casting process, molten metal is injected into a steel mold at high pressure. The mold separates and ejects the casting as the metal cools.

         Tonglin uses a dry resin sand (sand mixed with clay) which allows for production with little capital investment, short production cycles and approximately 90% of the sand used in the process is reclaimed and reused. Many cast-iron engine block companies, and most in the PRC, use a green sand casting method utilizing wet sand. While the sand used in this method can be cheaper, the molding machinery can be more expensive and wet molds deform easily and result in lower quality products.

         Prior to production, raw materials, primarily iron, are inspected and tested for purity and then melted. Once the mold is made from the resin sand, molten iron is poured into the mold and allowed to cool. When the metal cools, the engine block is removed from the mold by breaking it. The engine block is then machined to remove any excess metal, and polished to a smooth finish and painted with an anti-rust paint.

         Random samples are taken from each batch of finished  engine blocks for
quality   control   inspection   and  testing  using   physical,   chemical  and
spectrographic analysis.

The PRC Automobile Market

         The PRC automobile market has been characterized by steady growth beginning in the mid-1990s and continuing today. In the six years since 1998, domestic automobile production has increased from approximately 1.6 million vehicles to approximately 4.4 million vehicles, or approximately 275%. Private automobile ownership and the number of licensed driver in the PRC showed similar increases during the same period. Private vehicle ownership reached more than 10 million in calendar 2003 according to the PRC National Bureau of Statistics and the number of licensed drivers increased from 16,734,000 in 1995 to 48,271,000 in 2002, according to FOURIN China Auto Weekly.

         The growth in the PRC automobile market has been greatly assisted by the PRC government which has imposed tariffs and import quotas on foreign made vehicles, limited foreign ownership of automobile manufacturers to 50%, encouraged foreign investment and assisted in infrastructure development. According to FOURIN China Auto Weekly, the length of roadways in the PRC increased from 1,157,009 kilometers in 1995 to 1,765,222 kilometers in 2002. In addition, there are numerous new and continuing road improvement and expansion projects, mostly centering around the PRC's major urban areas.

         While the Company believes that the assistance of the PRC government will continue, the PRC has agreed, in connection with its entry into the World Trade Organization ("WTO"), to eliminate quotas and substantially lower tariffs on imported automobiles. This is already beginning to lead to increased competition, lower prices and lower profits to PRC automakers. It is also likely, in turn, to lead to lower prices and margins for automobile parts and components, including engine blocks.

         Nevertheless, the PRC is currently the fifth largest producer of automobiles in the world and the Company believes that PRC automobile production and sales will continue to grow in the future. The Company's beliefs are based on the continuing and rapid growth being experienced by the PRC economy as well as the following PRC government and industry forecasts made during 2003. While there is some disagreement over the rate of growth that the market will experience, many forecasters agree that growth will be strong.

                                                     Prediction of PRC Automakers
                                                     ----------------------------

Source                                                        Production
------                                                        ----------
Shen Ningwu                                                   10 million by 2010
Vice Chairman
China Association of Automobile Manufacturers

Feng Fei                                                      5.89 million cars
Deputy Director-General                                       3.48 million trucks/buses
State Council of PRC Industrial Economics                     by 2010
Research Development

Huang Yong He                                                 7.5-8.2 million by 2010
China Automotive Technical Research Center

Atsuyoshi Hyogo                                               7 million cars
CEO                                                           3 million trucks/buses
Honda Motor China Investment Co.                              by 2010

Miao Wei                                                      20% annual growth to 2009
Chairman of the Board of Directors
Donfeng Motors

Li Wenyong                                                    5.11 million card
Deputy Chief Economist                                        4.01 million trucks/buses
FAW

Source of data: FORIN China Auto Weekly, March 1, 2004 Edition

         Like the market for automobiles, the market in the PRC for auto parts has shown similar growth. Although consistent and reliable data with respect to the PRC auto parts market is often unavailable, according to FORIN China Auto Weekly, many sectors of the auto parts market in the PRC have shown substantial growth between 1997 and 2002, and engine related parts have shown particularly strong growth. The Company believes that this growth is likely to continue as long as automobile production continues to grow.

Marketing, Sales and Sales Contracts

         Based on its own sales of engine blocks and the total number of PRC manufactured automobiles in 2003, Tonglin estimates that its engine blocks were in approximately 11% of all automobiles produced in PRC in 2003 and 30% of light trucks and mini class automobiles during the same period.

         Tonglin markets its products directly to its customers through its 11 member sales department. Each member of the sales department receives three to five months of training in both business and technical matters relating to engine blocks and their design, function and manufacturing.

         The sales department performs several functions. First, the sales department is responsible for business development. In order to develop business, Tonglin employees contact auto manufacturers directly and attend trade shows and exhibitions for the casting and auto parts industries in the PRC. While Tonglin has also started to place advertisements in trade journals and papers, most of its business has been developed by direct solicitation of customers and referrals from other customers.

         Second, the sales department is responsible for after-sales service. Tonglin has one employee on-site at each of its major customers who provide technical assistance and support for Tonglin's products, ensure customer satisfaction, collect data as to how Tonglin's products can be improved and better integrated into its customers' production lines and monitor the quality of Tonglin's products from the customer's prospective. Tonglin has received a favorable response to its on-site support and plans to add additional on-site support personnel.

         Third, the sales department is responsible for studying and analyzing market trends and data in order to recommend new products or an emphasis on particular products.

         Because Tonglin has additional capacity of approximately 250,000 engine blocks per year, the sales department plans to increase Tonglin's market share by improving customer service by adding more on-site service personnel at its customers, taking a more active role in developing product specifications with customers, improving market and competition research in order to respond quickly to changes and new developments, increasing advertising in trade journals and other publications and marketing Tonglin's products to automobile manufacturers and engine assemblers in provinces where Tonglin does not now have a significant presence.

           Most  of  Tonglin's  sales  are  made  through   contracts  with  its
customers. The contracts tend to be short term - less than one year - and specify a number of engine blocks to be delivered and dates or months of delivery. Prior to entering into a contract, Tonglin usually receives a letter of intent from the customer. Upon receipt of the letter of intent, the managers of the Sales, Accounting and Production departments convene to discuss the manpower, raw material and other requirements for the contract and then set forth definitive contract terms using Tonglin's standard contract form. A contract is then drafted which must be approved by Tonglin's Chairman.

         Because the sales contracts specify numbers of engine blocks needed and when, Tonglin usually has ample time to plan for production and does not experience significant backlogs of orders.

Seasonality of Tonglin's Business

         Tonglin's production tends to peak in February and March of each year and slow down in July and August. The slowdown in July and August is due to a general slowdown in production in the auto industry in the PRC as a whole at this time due to higher summer temperatures which make it difficult to produce automobile in non-air conditioned factories. Production tends to increase in the PRC auto industry in February and March as may people and businesses in the PRC begin looking to purchase cars after the Chinese new year in late January or early February.

Competition

         The automobile parts market in the PRC generally is competitive with approximately 100 PRC automakers to supply. With the PRC's entry into the WTO and the PRC's agreements to lift many of the barriers to foreign competition, the Company believes that competition will increase in the PRC auto parts market as a whole with the entry of foreign companies to the market. However, with respect to engine blocks, the Company believes that Tonglin can continue to increase its market share within the PRC because of its ability to manufacture at a low cost and because engine blocks are heavy and expensive to ship from other countries.

         Tonglin's   current   competition   is  primarily  from  the  following
companies:

                       ------------------- ------------
                       Competitor          Model(s)
                       ------------------- ------------
                       Chongqing Aoli      462Q,  368Q
                                           and 465Q

                       ------------------- ------------
                       Kunshan Toyota      491Q

                       ------------------- ------------
                       Shenyang Futian     491Q

                       ------------------- ------------
                       Nanjing Teksid      480Q
                                           and
                                           372Q

                       ------------------- ------------

         Tonglin's primary direct competitor is Chongqing Aoli which, like Tonglin, sells a large percentage of its engine blocks to Chongqing Chang'an Automobile Co., Ltd.. The Company believes that Chongqing Chang'an Automobile

Co., Ltd. currently purchases approximately 45% of its engine blocks from Chongqing Aoli and that Chongqing Aoli has approximately the same production capacity as Tonglin. However, Tonglin believes that its quality and customer satisfaction are better than Chongqing Aoli and that Tonglin has recently been gaining market share from it.

         Shenyang Futian is larger and better capitalized than Tonglin and the quality of its products is comparable to that of Tonglin. However, Tonglin's prices are lower which the Company believes gives it a substantial advantage.

         In addition to the above, there are several large automobile manufacturers in the PRC which, to some extent, are vertically integrated and manufacture their own engine blocks. Tonglin plans to market to these manufacturers in the future because Tonglin believes it can offer lower costs and comparable quality.

Research and Development Activities

         Tonglin has 42 employees engaged in research and development activities. Research and development activities encompass the development of new products, as well as the improvement of existing products and manufacturing processes. Tonglin selects research and development projects based upon automobile market production trends and requests from its customers for additional products.

         Tonglin currently has nine products under development, five of which have been sent out to customers for testing and analysis. For full year 2004 and 2005, Tonglin currently plans to introduce two additional products each year.

Intellectual Property

         Tonglin does not own any intellectual property.

Government Regulation

         Tonglin does not face any significant government regulation of its business or production and does not require any government permits or approvals to conduct its business, other than those required of all corporation in the PRC.

Employees

         The  Company,   through  Tonglin,   currently  has  approximately  1200
employees, of which approximately 1030 are manufacturing workers. Tonglin's manufacturing workers work in three shifts, six days per week.

         Tonglin requires each employee to enter into a standard employment agreement. Employees in the Research and Development, Sales and Accounting
Departments are also required to sign a confidentiality agreement protecting Tonglin's corporate and production information and processes.

Risk of Loss and Liability Issues

         Pursuant to the shipping terms in Tonglin's standard customer contract, Tonglin bears the risk of loss in shipment which it does not insure. While, Tonglin believes that the shipping companies it uses carry adequate insurance or are sufficiently solvent to cover any loss in shipping, there can be no assurance that Tonglin can be adequately reimbursed upon the loss of an engine block shipment.

         Tonglin does not carry any product liability or other similar insurance. While product liability lawsuits in the PRC are rare and Tonglin has never experienced significant failures of its products, there can be no assurance that Tonglin would not face liability in the event of the failure of any of its products.

Related Parties and Conflicts of Interest

         As set forth above, Tonglin began as a workshop of Chengdu Rongxin Enterprises Co., Ltd. ("Rongxin") which is owned by Li Yungao, the Company's principal shareholder and Tonglin's former principal shareholder. There are a number of other companies which have common shareholders and management with the Company and Tonglin which also had started as part of Rongxin, as listed below.

         To the extent that the persons listed below have positions with either Tonglin or the Company and positions with other entities, they may not be able to devote their full business time to the Company, Tonglin and their operations.

Name of Related Entity                      Related Persons/Positions with the Company or Tonglin
----------------------                      -----------------------------------------------------

Chengdu Rongxin Industrial                  Li Yungao - CEO and Chairman.
Co., Ltd.                                   Also, General Manager and Chairman of Tonglin,
                                            principal shareholder of the Company.

                                            Wang Wenquan - General Manager.
                                            Also a member of the Tonglin Board.

                                            Chen Weisheng - Vice General Manager and
                                            General Accountant.  Also, Vice General Manager,
                                            CFO and Board member of Tonglin.

                                            Wang Xin - Vice General Manager and Director.
                                            Also, a member of the Tonglin Board.

                                            Song Ronghui - Vice General Manager and
                                            Director. Also, a Vice General Manager for
                                            Sales with Tonglin.

                                            Liu Zenglin  - Vice General Manager.  Also, the
                                            Chief Engineer for Tonglin.

Chengdu Rongxin Ruigao Machinery            Li Yungao - 70% owner, General Manager and Co.,
Co., Ltd.                                   Chairman.  Also, General Manager and Chairman
                                            of Tonglin,  principal shareholder of the Company.

                                            Wang Wenquan - Shareholder, Vice General
                                            Manager and Director.  Also a member of the
                                            Tonglin Board.

                                            Chen Weisheng - Shareholder, Vice General
                                            Manager and Director.  Also, Vice General
                                            Manager, CFO and Board member of Tonglin.

                                            Wang Xin - Shareholder, Vice General Manager
                                            and Director.  Also, a member of the Tonglin
                                            Board.

                                            Song Ronghui - Shareholder, Vice General
                                            Manager and Director.  Also, a Vice General
                                            Manager for Sales with Tonglin.

                                            Liu Zenglin - Shareholder, Vice General Manager.
                                            Also, the Chief Engineer for Tonglin.

Chengdu Begin Pipeline Co., Ltd.            Li Yungao - Owner and Chairman of the Board.
                                            Also, General Manager and Chairman of Tonglin,
                                            principal shareholder of the Company.

                                            Chen Weisheng - Director.  Also, Vice General
                                            Manager, CFO and Board member of Tonglin.

                                            Wang Xin - General Manager.  Also, a member of
                                            the Tonglin Board.

                                            Song Ronghui - Director.  Also, a Vice General
                                            Manager for Sales with Tonglin.

Chengdu High Pressure Valve Plant           Owned collectively by a number of Tonglin
                                            officers and directors.

Chengdu Taichang Metals Co., Ltd.           Li Jing - Principal owner and Chairman.  Also a
                                            Director of the Company and the son of Li Yungao.


                      MANAGEMENT'S DISCUSSIONS AND ANALYSIS

Overview

         The Company was formed in 2000 and is a holding company for Rhohan, which is a holding company for, and owns 100% of Tonglin. Tonglin is a manufacturer of engine blocks which currently manufactures and is developing a total of 20 different engine blocks which accommodate three or four cylinders for cars, mini vans and light trucks.

         Tonglin sells its products through an internal sales staff, primarily to five customers which for the fiscal years ended December 31, 2003 and December 31, 2002, accounted for 94.0% and 93.5% of total sales, respectively. The loss of any of these customers and Tonglin's lack of a very large customer base could adversely impact its business.

         Tonglin does not recognize sales until its products are accepted by its customers. This is because, pursuant to the terms of its contracts with customers, Tonglin is responsible for shipment of its products, and the risk of loss during shipment, and customers and a Tonglin employee inspect the shipment once it arrives at the customer's facility, reject any defective or unusable engine blocks and agree on how many units will be invoiced to the customer. An invoice is subsequently generated and sent to the customer.

         Products that are rejected by customers are repaired and returned to inventory. Tonglin has not experienced returns of material quantities of any of the products it sells during the fiscal years ended December 31, 2003 or 2002, and therefore, does not believe that it is subject to material risk of inventory buildup attributable to returns.

         Over the previous two fiscal years, Tonglin has expanded its operations and production facilities in order to meet increased demand from its existing customers which have expressed satisfaction with its products. Accordingly, in the fiscal years ended December 31, 2003 and December 31, 2002, Tonglin invested approximately $1.8 million and $.3 million , respectively in improvements to its production facilities and new equipment. These expenditures resulted in an increase in Tonglin's production capacity from approximately 400,000 to approximately 700,000 engine blocks during the same period.

         The market for Tonglin's products is competitive and it expected to become more competitive as foreign products enter the PRC market with the PRC's entry into the World Trade Organization. Tonglin believes that the selling prices for its products may decrease in future periods, although the timing and amounts of these decreases cannot be predicted with any certainty. These decreases may be offset by the introduction of new products and increasing sales volumes.

                              Results of Operations

Sales and Gross Profit

         Net sales for the fiscal year ended December 31, 2003 were approximately $16.2 million compared to approximately $14.2 million for the fiscal year ended December 31, 2002, an increase of approximately 14.8%. The increase in net sales resulted primarily from Tonglin's expansion and ability to produce more engine blocks. The increase in net sales was not attributable to any change in prices which, for all products in Tonglin's product line, remained stable from the fiscal year ended December 31, 2002 to the year ended December 31, 2003.

         Gross profit for the year ended December 31, 2003 was approximately $6.3 million, a decrease of approximately 5.1% or approximately $.4 million from $6.7 million for the prior year. The decrease in gross profits was primarily due to an increase in the cost or iron from an average of approximately $179 per ton for the fiscal year ended December 31, 2002 to an average of approximately $213 per ton for the fiscal year ended December 31, 2003.

         During the fiscal years ended December 31, 2003 and December 31, 2002, there was a substantial concentration of sales. During the year ended December 31, 2003, approximately 94.0% of sales were to five customers and approximately 68.0% of sales were to three customers. For the fiscal year ended December 31, 2002, approximately 93.5% of sales were to five customers and approximately 72.8% of sales were to three customers.

Cost of Sales

         Cost of sales increased to approximately $9.9 million in the fiscal year ended December 31, 2003, or approximately 32.3% from approximately $7.5 million in the prior year primarily due to (i) increased production of approximately 27.9% from 343,334 engine blocks to 438,984 engine blocks and (ii) the increase in the cost of iron in the fiscal year ended December 31, 2003 noted above.

         Tonglin's increase in production resulted from increased orders from certain existing customers and increased sales of Tonglin's 465Q product from 127,345 units during the fiscal year ended December 31, 2002 to 187,413 units for the fiscal year ended December 31, 2003.

Selling, General and Administrative

         Selling, general and administrative expenses were approximately $2.1 million, in the fiscal year ended December 31, 2003, or approximately 12.8% of net sales, compared to approximately $2.5 million, or approximately 17.4% of net sales, for the fiscal year ended December 31, 2002.

         Selling, general and administrative expenses for the fiscal year ended December 31, 2003 were primarily made up of salaries and wages ($686,450) and engine block assembly and delivery charges ($394,512). The decrease in selling, general and administrative expenses primarily resulted from a reduction of non-production support staff and a decrease in office, entertainment and other expenses.

Income Taxes

         The Company did not carry on any business and did not maintain any branch office in the United States during the fiscal years ended December 31, 2003 and December 31, 2002. Therefore, no provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses of the Company has been made.

         Pursuant to the relevant laws and regulations in the PRC, Tonglin, as a wholly foreign owned investment enterprise in the PRC, was entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profit-making year, after the losses carry-forward from the immediate previous five years being recovered. Tonglin was profitable and all losses were recovered as of January 1, 2002. Beginning on that date, Tonglin, as a wholly foreign owned enterprise, became entitled to 50% relief from the PRC enterprise income tax for the following three years.

         Because Tonglin is located in a Special Economic Zone designated by the PRC government, it is subject to a special discounted enterprise income tax rate of 15%. Therefore, Tonglin's income tax rate for the fiscal years ended December 31, 2003 and December 31, 2002 was 50% of that amount or 7.5%. The income tax rate will remain 7.5% until December 31, 2004 and will then rise to the full 15%.

         Tonglin is also exempt from local income taxes of 3% until January 1, 2005.

Plan of Operation

         Over the 12-month period beginning April 1, 2004, Tonglin's plan of operation centers on continuing to increase its sales and production. Tonglin has already made capital investments which allow it to produce an additional 250,000 engine blocks more than production in the fiscal year ended December 31, 2003. Now, it is focusing on marketing additional products to its existing customers and adding new customers through increased advertising and calls on potential customers in Shenyang Xinguang and SAIC-Chery Qirui where Tonglin does not currently have a presence.

         In order to increase its sales to existing customers, Tonglin plans to increase its sales and service personnel, particularly personnel who are on site at Tonglin's customers. In addition, Tonglin plans to continue working on its nine new products under development, including five products which have already been sent to customers for testing, and also plans to put at least two more products into its development pipeline prior to the end of fiscal 2004.

         Tonglin believes that it will be able to execute its plan of operation over the next 12 months using its existing income, earnings and credit facilities without having to raise capital from outside sources.

                         Liquidity and Capital Resources

         Since Tonglin's inception, it has financed its operations and met capital expenditure requirements primarily through cash flows from operations, bank loans and lines of credit and capital from its shareholders and related parties. Although Tonglin is, and has been profitable, it currently needs to use short-term loans to finance its operations. Because of the seasonal nature of Tonglin's and the automobile business in the PRC, which tends to be slow in the summer months and then peaks in February and March, when PRC automobile purchases tend to be made, and a slower payment cycle than in the U.S., Tonglin extends unsecured credit to its customers during the fiscal year and finances its operations with short term bank loans and loans from related parties.

         Tonglin believes that over the next 12 months it will continue to rely on short term bank loans to finance its operations. As of December 31, 2003, Tonglin had the following short term loans outstanding with the following terms:

Lender   and Terms                                   Amount Due

Chengdu Dity Commercial Bank,                        $1,210,000
Dayi Branch
Due January 29, 2004
Monthly interest-only payments
at .57525%
Guaranteed by Chengdu High
Pressure Valve Plant

Shanghai Pu Dong Development Bank,                   $3,630,000
Chengdu Branch
Due March 9, 2004
Monthly interest-only payments at
..48675%
Guaranteed by Chengdu Rongxin
Ruigao Machinery Co., Ltd.

         The above loans have been refinanced into short-term loans due within one year during 2004.

         Tonglin has, in the past, loaned monies to Chengdu Taichang Metals Co., Ltd., a company principally owned by Li Jing, an officer and director of the Company, and the son of Li Yungao, the Company's Chairman and CEO, as well as Tonglin's and Rhohan's Chairman and CEO. All such loans were repaid by Chengdu Taichang Metals Co., Ltd. on April 1, 2004 with no further liability to Tonglin. As of December 31, 2003, Tonglin had the following lines of credit outstanding for the benefit of Chengdu Taichang Metals Co., Ltd.:

Lender and Terms                                   Amount Due

Shanghai Pu Dong                                   $1,210,000
Development Bank,
Chengdu Branch
Due June, 2004
Transaction fee at .05%
and a restricted cash deposit
of 30% of the loan or $363,000
and Chengdu Rongxin Ruigao Machinery
Co., Ltd. guaranteed the difference
between the cash deposit and the credit
line amount.

Chengdu City Commercial Bank,                      $1,815,000
Dayi Branch
Due May, 2004
Transaction fee at .05%
Restricted cash deposit
of 40% of the loan or $726,000
and Chengdu Rongxin Industrial Co., Ltd.
guaranteed the difference between the
crash deposit and the credit line amount.

Chengdu City Commercial Bank,                      $2,420,000
Dayi Branch
Transaction fee at .05%
Due June, 2004
Restricted cash deposit
of 40% of the loan or $968,000
and Chengdu Rongxin Industrial Co., Ltd.
guaranteed the difference between the cash deposit and the credit line amount.

         Because of Tonglin's borrowing activities, during the fiscal years ended December 31, 2003 and December 31, 2002, cash flows from operating activities were $(6,566,988) and $(1,460,163) respectively. In addition, net cash provided by financing activities during the fiscal years ended December 31, 2003 and December 31, 2002 was $9,055,383 and $1,229,617, respectively.

         Net cash used in investing activities for the fiscal years ended December 31, 2003 and December 31, 2002 was $(2,000,394) and $(256,167),
respectively. These monies were used for the purchase of automobiles and equipment.

Accounts Receivable

         The decrease in trade accounts receivable from December 31, 2002 to December 31, 2003 is primarily attributable to faster collections in fiscal year 2003 and the transfer of more receivables into arrangements where the customer's bank guarantees payment of the receivables within a three to six month period as explained in Note 1 to the Company's Consolidated Financial Statements. The accounts receivable turnover for the fiscal years ending December 31, 2003 and December 31, 2002 averaged 160 days and 152 days, respectively.

         The increase in Other Related Party  Receivable to  approximately  $5.5 million for the fiscal year ended December 31, 2003 from approximately $1.9 million for the fiscal year ended December 31, 2002, was due to the increase in monies loaned to Chengdu Taichang Metals Co., Ltd., a related party.

Inventory

         Inventories of both raw materials and finished products increased between the fiscal years ended December 31, 2003 and December 31, 2002. Inventories of raw materials increased from approximately $0.7 million to $0.9 million and inventories of finished products increased from approximately $0.5 million to approximately $1.2 million. The increase in raw material and finished product inventories was primarily due to increased production levels to meet increased demand for Tonglin's products.

         Inventory turnover for the fiscal year ended December 31, 2003 was 61 days and for the fiscal year ended December 31, 2002 was 62 days.

Accounts Payable and Short Term Loans

         The accounts payable, accrued expenses, other payables and short term loans increase from December 31, 2002 to December 31, 2003 is primarily attributable to the increase in short term loans to finance production and relating to monies loaned to Chengdu Taichang Metals Co., Ltd., a company owned by Li Jing, a Company officer and director and the son of Li Yungao, as described above.

Cash

         The increase in cash from December 31, 2002 to December 31, 2003 of approximately $2.2 million is primarily attributable to increased sales as well as increased borrowings on Tonglin's short-term credit arrangements.

                          Critical Accounting Policies

         Management's discussion and analysis of its financial condition and results of operations are based upon the Company's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The Company's financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 1 to the Company's consolidated financial statements, "Summary of Significant Accounting Policies." Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the following reflect the more critical accounting policies that currently affect the Company's financial condition and results of operations.

Revenue recognition

         Product sales are recognized when the products are delivered and title has passed. The Company offers no warranties on its products. However the customers have 3-5 days to inspect the goods and to notify the Company if there are any products that do not meet the quality standards set forth in their contract. The Company at this time replaces the goods with new products and the defective goods are returned to Tonglin and are reworked and returned to inventory.

         Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Accounting for long-lived assets

         Plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation is recorded utilizing the straight-line method over the estimated original useful life ranging from 5-30 years.

         Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2003, the Company expects these assets to be fully recoverable.

Bad debts

         The Company's business operations are conducted in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end. However, the Company records a provision for accounts receivable trade which ranges from 0.3% to 1.0% of the outstanding accounts receivable balance in accordance with generally accepted accounting principles in the PRC.

                             DESCRIPTION OF PROPERTY

         Tonglin operates through five factory plants, a warehouse and a separate office building, which occupy approximately 9.5 acres.

         All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right." In 2003, Tonglin purchased the land use right for the land occupied by Plant 5 and the warehouse from the government for $171,358. This land is currently held in the name of Chengdu Rongxin Industrial Co., Ltd. which is currently in the process of applying for a name change for the land use right.

         Plants 1 through 4 were contributed to Tonglin by Chengdu Rongxin Enterprises Co., Ltd. upon its formation and Plant 5 and the warehouse used by Tonglin were constructed by Tonglin. Chengdu Rongxin Enterprises Co., Ltd. was dissolved in October, 2002 and its assets and liabilities were assumed by Chengdu Rongxin Ruigao Machinery Co., Ltd.

         Tonglin is in the process of obtaining the necessary certificates to evidence ownership of the buildings for Plants 1 through 4 under PRC law. Tonglin's PRC counsel has advised that without the certificates, Tonglin does not have the legal right to use these buildings and that Chengdu Rongxin Machinery Co., Ltd. can take possession of them at any time. Plants 1 through 4 are also currently subject to a mortgage payable by Chengdu Rongxin Industrial Co., Ltd. and therefore, a default in payment would give the mortgagee the right to take possession of Plants 1 through 4.

         The right to use the land on which plants 1 through 4 are situated is also owned by Chengdu Rongxin Industrial Co., Ltd. Chengdu Rongxin Industrial Co., Ltd. is currently in the process of replacing Plants 1 through 4 with certain of its own assets as collateral for the mortgage so that Tonglin can apply for transfer of title to Plants 1 through 4 and procure the necessary certificates.

         Pursuant to a January 1, 2000 agreement, Tonglin leases the following from Chengdu Rongxin Ruigao Machinery Co., Ltd. for the following amounts:

         office space and employee living quarters - RMB 600,000 per year vehicles - RMB 300,000 per year; and

         computer equipment and office furniture - RMB 100,000 per year.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

         The following table sets forth as of May 12, 2004, certain information with respect to the beneficial ownership of the voting securities by (i) any person or group with more than 5% of the Company's securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

                    Name and                                             Amount and
                   Address of                         Title of      Nature of Beneficial     Percent of
                Beneficial Owner                       Class              Ownership           Class (1)
                ----------------                       -----              ---------           ---------
Li Yungao/Double Unity Investments Limited
Director and CEO (2)(3)                             Common Stock          6,636,366             73%
4009 Gloucester Tower
11 Pedder Street
Central
Hong Kong

Li Jing, Director and COO                           Common Stock               0                 0%
Xinchang Tonglin Industrial Zone,
Dayi County, Chengdu, Sichuan PRC  611337

Ding Ke, Director and EVP, Business Development     Common Stock            272,727              3%
Flat 26A, Block A Lihu Garden
Hongli Road, Shenzen, Guandong PRC

Liu Zenglin, Vice General Manager for
Production - Tonglin                                Common Stock            272,727              3%
Xinchang Tonglin Industrial Zone,
Dayi County, Chengdu, Sichuan PRC  611337

Chen Weisheng - CFO - Tonglin                       Common Stock            272,727              3%
Xinchang Tonglin Industrial Zone,
Dayi County, Chengdu, Sichuan PRC  611337

Song Ronghui - Vice General Manager, Sales -
Tonglin                                             Common Stock            272,727              3%
Xinchang Tonglin Industrial Zone,
Dayi County, Chengdu, Sichuan PRC  611337

Wang Xin - Director - Tonglin                       Common Stock            272,727              3%
Xinchang Tonglin Industrial Zone,
Dayi County, Chengdu, Sichuan PRC  611337

Wang Wenquan                                        Common Stock            272,727              3%
Xinchang Tonglin Industrial Zone,
Dayi County, Chengdu, Sichuan PRC  611337

All Directors and Officers of the Company                                 8,272,728              91%
as a group (3 persons)


(1) Computed based upon a total of 9,090,910 shares of common stock outstanding as of May 12, 2004.
(2) The sole shareholder of Double Unity Investments, Ltd. is Li Yungao, the Chairman of the Board of Directors and CEO of the Company, Rhohan and Tonglin.
(3) Each of Ding Ke, Liu Zenglin, Chen Weisheng, Song Ronghui, Wang Xin and Wang Wenquan were granted shares of common stock in the Company are a single group holding a total of 18% of the Company's outstanding common stock because each was granted their common stock by Double Unity Investments, Ltd. and, as a condition of the grant, agreed to any reasonable restriction on sale of the common stock as may be suggested by the Company or Double Unity Investments Limited

                   DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

         The following are the current officers and directors of the Company. The Company plans to add additional officers and directors in the next several months, during which time the Board of Directors will interview suitable candidates. Each of the Company's current officers and directors are residents of the PRC. As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce in the United States court judgments obtained against them in the United States courts.

         Name                       Positions                          Age
         ----                       ---------                          ---
         Li, Yungao                 CEO and Chairman of the            62
                                    Board of Directors

         Li, Jing                   COO and Director                   34
         Ding, Ke                   EVP, Business Development          40
                                    and Director

LI YUNGAO is currently the sole Director and shareholder of Double Unity, a Director of Rhohan and has served as the Chairman and CEO of Tonglin since its formation in 2000. During the past five years Mr. Li Yungao has served as Chairman and CEO of Chengdu Begin Pipeline Co., Ltd., a company which produces metal pipes and pipeline products, and Chengdu Rongxin Industrial Co., Ltd. and Chengdu Rongxin Ruigao Machinery Co., Ltd. which are holding companies for Mr. Li Yungao's interests in machinery manufacturing companies. Mr. Li Yungao started his career as a farmer and, after receiving training in manufacturing in a valve factory, started his own metal and pipe casting companies. Mr. Li Yungao is the father of Mr. Li Jing.

LI JING. For the past five years, Mr. Li Jing has served as the CEO of Chengdu Taichang Metals Co., Ltd., a steel trading company. Mr. Li Jing has a degree from Chengdu Economic Management College and is the son of Mr. Li Yungao.

DING KE is currently a Director of Rhohan and has been a Director of Tonglin since 2000. During the past five years, Mr. Ding has served as the Executive Vice President for Hua Tai Enterprise Management Co., Ltd. (1999-2002), an investment management company.

Mr. Ding has a Bachelor of Material Engineering degree from Donghua University and a Master of Management Science degree from Shanghai Jiaotong University.

FAMILY RELATIONSHIPS

         Li Yungao is the father of Mr. Li Jing.

AUDIT COMMITTEE FINANCIAL EXPERT

         The full Board of Directors of the Company currently serves as its audit committee. The Board of Directors does not currently have an audit committee "financial expert" as defined under Rule 401(e) of Regulation S-B because the Company only recently consummated its transaction with Rhohan and the Board of Directors is in the process of searching for a suitable candidate for this Board position as well as others.

                             EXECUTIVE COMPENSATION

         Neither the Company nor Rhohan currently pays any compensation to their executive officers or directors. The following is a summary of the compensation paid by Tonglin to its CEO and four most highly compensated officers.

                          ANNUAL COMPENSATION                                           LONG TERM COMPENSATION

                                                                                   Awards                  Payouts

                                                              Other        Restricted  Securities
                                                              Annual         Stock     Underlying                  All
                            Year                             Compen-         Awards     Options/      LTIP        Other
    Name     Position      Ended     Salary($)   Bonus($)   sation($)          $          SARS      Payouts    Compensation
    ----     ---------     -----     ---------   --------   ---------          -          ----      -------    ------------
 Li Yungao      CEO      12/31/2003   $73,000       0           0              0            0          0            0

                         12/31/2002   $60,000       0           0              0            0          0            0
                         12/31/2001   $54,000       0           0              0            0          0            0

    Chen    Tonglin CFO  12/31/2003   $36,000       0           0              0            0          0            0
  Weisheng
                         12/31/2002   $30,000       0           0              0            0          0            0

                         12/31/2001   $22,000       0           0              0            0          0            0
    Wang      Tonglin    12/31/2003   $36,000       0           0              0            0          0            0
  Wenquan     Director
                         12/31/2002   $30,000       0           0              0            0          0            0
                         12/31/2001   $22,000       0           0              0            0          0            0

Liu Zenglin   Tonglin    12/31/2003   $36,000       0           0              0            0          0            0
               Chief
              Engineer

                         12/31/2002   $30,000       0           0              0            0          0            0
                         12/31/2001   $22,000       0           0              0            0          0            0

Song Ronghui  Tonglin    12/31/2003   $36,000       0           0              0            0          0            0
                Vice
              General
            Manager for
               Sales
                         12/31/2002   $30,000       0           0              0            0          0            0
                         12/31/2001   $22,000       0           0              0            0          0            0


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         During the fiscal years ended December 31, 2003 and December 31, 2002, Tonglin entered into the following transactions with related parties:

         During the fiscal year ended December 31, 2002, Chengdu Rongxin Enterprises Co., Ltd. made a number of short term loans to Tonglin which totaled $544,500, the proceeds of which were used by Tonglin to purchase equipment. All of the loans were repaid by Tonglin during the fiscal year ended December 31, 2003. The total interest paid by Tonglin was $39,277 and $58,915 in the fiscal years ended December 31, 2003 and December 31, 2002, respectively and the interest rates on the loans ranged from 7.49% to 12.10%.

         During the fiscal year ended December 31, 2002, Tonglin loaned $1,210,000 to Chengdu Taichang Metals Co., Ltd. from the proceeds of Tonglin's lines of credit.

         On May 20, 2003, Tonglin entered into a loan agreement with Chengdu Taichang Metals Co., Ltd. to loan it $3,025,000 of the proceeds from Tonglin's credit lines for a period of 12 months. The loan agreement provided for the payment of interest to Tonglin at maturity of the loan, calculated based on the amount of restricted cash deposits using the bank's monthly interest rate of 0.4425%, plus a $121,000 consulting fee. Chengdu Taichang Metals Co., Ltd. posted a deposit with Tonglin to partially guarantee repayment. All amounts due were paid by Chengdu Taichang Metals Co., Ltd. prior to maturity on April 1, 2004.

         On May 29, 2003, Tonglin entered into a loan agreement with Chengdu Taichang Metals Co., Ltd. to loan it $2,420,000 of the proceeds from Tonglin's credit lines for a period of 12 months. The loan agreement provided for the payment of interest to Tonglin at maturity of the loan calculated based on the amount of restricted cash deposits using the bank's monthly interest rate of 0.4425%, plus a $77,101 consulting fee. Chengdu Taichang Metals Co., Ltd. posted a deposit with Tonglin to partially guarantee repayment. All amounts due were paid by Chengdu Taichang Metals Co., Ltd. prior to maturity on April 1, 2004.

         On November 4, 2003, Tonglin provided a guarantee to the Industrial and Commercial Bank of China with respect to a $1,089,000 credit line for Chengdu Rongxin Ruigao Machinery Co., Ltd. The line of credit and guarantee expired on April 29, 2004.

         During the fiscal years ended December 31, 2003 and December 31, 2002, various cash advances and short term loans were made by and among Tonglin and the companies listed under the heading "Related Parties and Conflicts of Interest," above. These items were paid within each fiscal year and no interest was charged.

         During the fiscal years ended December 31, 2003 and December 31, 2002, Tonglin made sales of $80,776 and $37,886, respectively, to Chengdu Rongxin Ruigao Machinery Co., Ltd. and made purchases of $78,423 and $36,382, respectively, from Chengdu Rongxin Ruigao Machinery Co., Ltd.

         Pursuant to a January 1, 2000 agreement, Tonglin leases the following from Chengdu Rongxin Ruigao Machinery Co., Ltd. for the following amounts:

         office space and employee living quarters - RMB 600,000 per year vehicles - RMB 300,000 per year; and

         computer equipment and office furniture - 100,000 per year.


                            DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.0001 per share, of which there are 9,090,910 shares issued and outstanding, and 1,000,000 shares of preferred stock, par value $.0001 per share, of which no shares have been designated or issued.

Common  Stock

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Company's common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

         Holders of the Company's common stock have no preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to the Company's common stock.

Preferred  Stock

         The Company's Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate of designations, preferences and rights pursuant under Delaware law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over the Company's common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

         The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

                      MARKET PRICE OF AND DIVIDENDS ON THE
                     REGISTRANT'S COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

         As of the date of this report, there is no trading market for the Company's securities. The Company plans to conduct a public offering of its securities in the future with the goal of having its securities traded on an exchange. However, there can be no assurance that the Company will meet applicable exchange listing requirements.

         As of May 12, 2004, there are 10 holders of the Company's common stock.

Dividends

         The payment of dividends, if any, is to be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the near future.

         Dividends, if any, will be contingent upon the Company's revenues and earnings, capital requirements, financial conditions and the ability of Tonglin to obtain approval to get monies out of the PRC. The PRC's national currency, the Yuan, is not a freely convertible currency. Effective January 1, 1994, the PRC foreign exchange system underwent fundamental changes. This reform was stated to be in line with the PRC's commitment to establish a socialist market economy and to lay the foundation for making the Yuan convertible in the future. The currency reform is designed to turn the dual exchange rate system into a unified and managed floating exchange rate system.

         A China Foreign Exchange Trading Centre was formed in April, 1994 to provide an interbank foreign exchange trading market whose main function is to facilitate the matching of long and short term foreign exchange positions of the state-designated banks, and to provide clearing and settlement services. The People's Bank of China publishes the state managed exchange rate daily based on the daily average rate from the previous day's inter-bank trading market, after considering fluctuations in the international foreign exchange markets. Based on these floating exchange rates, the state-designated banks list their own exchange rates within permitted margins, and purchase or sell foreign exchange with their customers.

         The State Administration of Foreign Exchange of the PRC ("SAFE") administers foreign exchange dealings and requires that they be transacted through designated financial institutions. All Foreign Investment Enterprises ("FIEs") may buy and sell foreign currency from designated financial institutions in connection with current account transactions, including, but not limited to, profit repatriation. With respect to foreign exchange needed for capital account transactions, such as equity investments, all enterprises in the PRC (including FIEs) are required to seek approval of the SAFE to exchange Yuan into foreign currency. When applying for approval, such enterprises will be subject to review by the SAFE as to the source and nature of the Yuan funds.

         There can be no assurance that the Yuan relative to other currencies will not be volatile or that there will be no devaluation of the Yuan against other foreign currencies, including the U.S.dollar.

Equity Compensation Plan Information

         As of the date of this Report, the Company does not have any equity compensation plans.

Transfer  Agent

         The Company currently acts as its own transfer agent, but plans to engage a transfer agent when, and if, a trading market for its common stock develops.

Penny Stock Regulations

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. The Company's common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

         For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's common stock and may affect the ability of investors to sell our common stock in the secondary market.

                                LEGAL PROCEEDINGS

         Neither the Company, nor Rhohan nor Tonglin is currently a party to any pending legal proceeding.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         During the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period, the principal independent accountant of the Company and its subsidiaries has not resigned or declined to stand for re-election, and was not dismissed.

         On January 24, 2004, Tonglin engaged as its independent auditor, Moore Stephens Wurth Frazer and Torbet, LLP, 1199 S. Fairway Drive, Suite 200 Walnut, California 91789, (909) 594-2713, which audited its December 31, 2003 and 2002 financial statements.

                     RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, the Company sold the following securities without registration under the Securities Act of 1933, as amended:

         Upon its incorporation on May 1, 2001, the Company issued a total of 500,000 shares to two entities pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         On April 22, 2004, pursuant to the closing of a Capital Stock Exchange Agreement among The Company, Rhohan and Double Unity, the Company issued a total of 8,590,910 shares of its common stock to the following holders in the following denominations:

Name                                                 Number of Shares
----                                                 ----------------
Double Unity                                              6,636,366
Chen Weisheng                                               272,727
Liu Zenglin                                                 272,727
Song Ronghui                                                272,727
Wang Xin                                                    272,727
Wang Wenquan                                                272,727
Ding Ke                                                     272,727
Ascend Venture Management Limited                           318,182

         The issuance was accomplished in reliance upon Regulation S promulgated under the Securities Act of 1933, as amended on the basis that because each of the recipients of the shares was a non-U.S. Person as defined under Regulation S.

                              FINANCIAL STATEMENTS

         The Company's consolidated financial statements, including the notes thereto, together with the report of independent certified public accountants thereon, are presented beginning at page F-1.

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Rhohan Holdings Limited and Subsidiary

We have audited the accompanying consolidated balance sheets of Rhohan Holdings Limited and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income and other comprehensive income (loss), shareholders' equity and cash flows for years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rhohan Holdings
Limited and Subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Worth Frazer and Torbert, LLP
------------------------------------------------
Moore Stephens Worth Frazer and Torbert, LLP

February 25, 2004, except for Note 14,
  as to which the date is April 24, 2004
Walnut, California

                 RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                      CONSOLIDATED BALANCE SHEETS
                    AS OF DECEMBER 31, 2003 AND 2002

                                                  ASSETS

                                                                                2003                   2002
                                                                           ----------------       ---------------
CURRENT ASSETS:
    Cash                                                                 $         488,001     $               -
    Cash - restricted                                                            2,057,000               363,000
    Accounts receivable, trade, net of allowance for doubtful
      accounts of $20,430 and $22,678 as of December 31, 2003 and 2002,
      respectively                                                               6,789,525             7,532,780
    Accounts receivable, trade special                                             943,800               375,100
    Other receivables, net of allowance for doubtful accounts of $278,300
      and $0 as of December 31, 2003 and 2002, respectively                        407,470               205,773
    Other receivables - related party                                            5,462,785             1,942,620
    Prepaid expense                                                              1,030,156               711,655
    Inventories                                                                  2,136,674             1,205,040
                                                                           ----------------       ---------------
      Total current assets                                                      19,315,411            12,335,968
                                                                           ----------------       ---------------
PLANT AND EQUIPMENT, net                                                         2,554,007               969,869
                                                                           ----------------       ---------------
OTHER ASSETS:
    Intangible asset, net                                                          162,790                     -
    Employee advances                                                              333,247                70,798
                                                                           ----------------       ---------------
      Total other assets                                                           496,037                70,798
                                                                           ----------------       ---------------
        Total assets                                                     $      22,365,455     $      13,376,635
                                                                           ================       ===============

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                     $       1,854,084     $       1,518,042
    Accounts payable - related party                                                15,675                     -
    Bank overdraft                                                                      --                19,617
    Advances from customers                                                         54,934                40,585
    Wages and benefits payable                                                     689,225               785,944
    Income and other taxes payable                                                 527,011               188,331
    Accrued liabilities                                                            379,689               251,028
    Other payables                                                               1,333,471             2,101,009
    Other payables - related party                                                 242,000               545,450
    Notes payable - bank                                                         5,445,000             1,210,000
    Short term loans payable - bank                                              4,840,000                     -
                                                                           ----------------       ---------------
      Total current liabilities                                                 15,381,089             6,660,006
                                                                           ----------------       ---------------
CONTINGENCIES                                                                           --                    --
                                                                           ----------------       ---------------
SHAREHOLDERS' EQUITY:
    Common stock, $1.00 par value, authorized 50,000 shares,
      100 shares issued and outstanding                                                100                   100
    Paid-in-capital                                                                312,971               280,624
    Statutory reserve                                                            1,561,222             1,174,549
    Retained earnings                                                            5,101,798             5,253,143
    Accumulated other comprehensive income                                           8,275                 8,213
                                                                           ----------------       ---------------
      Total shareholders' equity                                                 6,984,366             6,716,629
                                                                           ----------------       ---------------
        Total liabilities and shareholders' equity                       $      22,365,455     $      13,376,635
                                                                           ================       ===============


The accompanying notes are an integral part of this statement.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

     CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                                   2003                        2002
                                                                            --------------------        -------------------
GROSS REVENUES                                                           $          16,248,926       $          14,159,153

COST OF SALES                                                                         9,937,435                  7,508,709
                                                                            --------------------        -------------------

GROSS PROFIT                                                                          6,311,491                  6,650,444

OTHER OPERATING INCOME                                                                  423,206                    204,854
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES                                         2,087,038                  2,457,578
                                                                            --------------------        -------------------

INCOME  FROM OPERATIONS                                                               4,647,659                  4,397,720

OTHER EXPENSE, net of other income                                                      434,941                     69,202
                                                                            --------------------        -------------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                                      4,212,718                  4,328,518

PROVISION FOR INCOME TAXES                                                              339,300                    318,351
                                                                            --------------------        -------------------

INCOME BEFORE MINORITY INTEREST                                                       3,873,418                  4,010,167

MINORITY INTEREST                                                                            --                    840,322
                                                                            --------------------        -------------------

NET INCOME                                                                            3,873,418                  3,169,845

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment                                                  62                     (4,025)
                                                                            --------------------        -------------------
COMPREHENSIVE INCOME (LOSS)                                              $            3,873,480      $           3,165,820
                                                                            ====================        ===================




The accompanying notes are an integral part of this statement.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                 Number          Common          Paid in          Statutory
                                               of shares          stock          capital           reserves
                                              -------------     ----------    --------------    ---------------
BALANCE, January 1, 2002                               100    $       100   $       256,364   $        872,033

    Net income
    Land use right                                                                   24,260
    Adjustment to statutory reserve                                                                    302,516
    Dividend distributions
    Foreign currency translation adjustments
                                              -------------     ----------    --------------    ---------------
BALANCE, December 31, 2002                             100            100           280,624          1,174,549

    Net income
    Land use right                                                                   32,347
    Adjustment to statutory reserve                                                                    386,673
    Dividend distributions
    Foreign currency translation adjustments
                                              -------------     ----------    --------------    ---------------
BALANCE, December 31, 2003                             100    $       100   $       312,971   $      1,561,222
                                              =============     ==========    ==============    ===============

                                                                   Accumulated
                                                                      other
                                                 Retained         comprehensive
                                                 earnings          income (loss)           Totals
                                                ------------     ----------------     ----------------
BALANCE, January 1, 2002                      $   3,218,812    $          12,238    $       4,359,547

    Net income                                    3,169,845                                 3,169,845
    Land use right                                                                             24,260
    Adjustment to statutory reserve                (302,516)                                       --
    Dividend distributions                         (832,998)                                 (832,998)
    Foreign currency translation adjustments                              (4,025)              (4,025)
                                                ------------     ----------------     ----------------
BALANCE, December 31, 2002                        5,253,143                8,213            6,716,629

    Net income                                    3,873,418                                 3,873,418
    Land use right                                                                             32,347
    Adjustment to statutory reserve                (386,673)                                        -
    Dividend distributions                       (3,638,090)                               (3,638,090)
    Foreign currency translation adjustments                                  62                   62
                                                ------------     ----------------     ----------------
BALANCE, December 31, 2003                    $   5,101,798    $           8,275    $       6,984,366
                                                ============     ================     ================

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                     2003                     2002
                                                                               ------------------      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                $        3,873,418     $         3,169,845
    Adjustments to reconcile net income to cash
      provided by (used in) operating activities:
        Foreign currency translation adjustments                                              62                  (4,025)
        Minority interest                                                                     --                 840,322
        Depreciation                                                                     160,490                 115,970
        Amortization                                                                       8,568                       -
        Land use right                                                                    32,347                  32,347
        Loss on disposal of fixed assets                                                  84,408                  31,259
      (Increase) decrease in assets:
        Change in restricted cash                                                     (1,694,000)               (363,000)
        Accounts receivable - trade                                                      743,255              (3,243,526)
        Accounts receivable - trade special                                             (568,700)               (193,600)
        Other receivables                                                               (201,697)               (147,802)
        Other receivables - related party                                             (8,358,255)             (1,388,835)
        Inventories                                                                     (931,634)                157,041
        Employee advances                                                               (262,449)                (55,965)
        Prepaid expenses                                                                (318,501)               (466,185)
      Increase (decrease) in liabilities:
        Accounts payable                                                                 336,042                  31,477
        Accounts payable - related party                                                  15,675                      --
        Advances from customers                                                           14,349                  31,994
        Wages and benefits payable                                                       (96,719)                574,714
        Other taxes payable                                                              338,680                 188,331
        Accrued liabilities                                                              128,661                 (44,495)
        Other payables                                                                   432,462                (218,490)
        Other payables - related party                                                  (303,450)               (507,540)
                                                                               ------------------      ------------------
          Net cash used in operating activities                                       (6,566,988)             (1,460,163)
                                                                               ------------------      ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of intangible asset - land use right                                       (171,358)                     --
    Purchase of equipment and automobiles                                             (1,829,036)               (256,167)
                                                                               ------------------      ------------------
          Net cash used in investing activities                                       (2,000,394)               (256,167)
                                                                               ------------------      ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings net of payments on short term notes payable                             9,075,000               1,210,000
    (Decrease) increase in bank overdraft                                                (19,617)                 19,617
                                                                               ------------------      ------------------
          Net cash provided by financing activities                                    9,055,383               1,229,617
                                                                               ------------------      ------------------

INCREASE (DECREASE) IN CASH                                                              488,001                (486,713)

CASH, beginning of year                                                                       --                 486,713
                                                                               ------------------      ------------------

CASH, end of year                                                             $          488,001     $                --
                                                                               ==================     ===================


The accompany notes are an integral part of this statement.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

Rhohan Holdings Limited (referred to as the Company) was incorporated on September 9, 1999 in the territory of the British Virgin Islands. The Company through its wholly owned subsidiary Chengdu Tonglin Casting Industrial Co., Ltd. (referred to as Tonglin) principally engages in the development, production, sales and related technical service provision of various types of petrol engine cylinder body and other casting products in the People's Republic of China (referred to as PRC).

Chengdu Tonglin Casting Industrial Co., Ltd. was established in Dayi County of Chengdu by Chengdu Rongxin Enterprises Co., Ltd. (Rongxin) and Rhohan Holdings Limited (Rhohan) as a Sino-foreign equity joint venture on January 21, 2000. Tonglin was classified as a Foreign Invested Enterprise (FIE) in the PRC and is subject to the FIE laws of the PRC. Tonglin is a Chinese registered limited liability company with a legal structure similar to a regular corporation and a limited liability company organized under state laws in the United States of America. The Articles of Association provides for a 50 year term with original registered capital of approximately $2,005,000. Rhohan is 100% owned by Double Unity Investments Limited (referred to as Double Unity), a British Virgin Islands corporation. Double Unity Investments Limited is 100% owned by Mr. Li Yungao. Rongxin is 100% owned by the Company's shareholder, Mr. Li Yungao.

Originally Rongxin owned 40% and Rhohan owned 60% of Tonglin. On July 5, 2001, the registered capital of Tonglin was increased to approximately $3,214,000 and Rhohan's ownership in Tonglin increased to 75% and Rongxin's ownership was reduced to 25%. Rhohan paid for its increase in capital through its portion of undistributed earnings. In October 2002, Rongxin agreed to transfer its remaining 25% ownership in Tonglin to Rhohan for approximately $2,178,000 which would be paid from dividends distributed by Tonglin. On November 20, 2003, this transfer was approved by the State Administration for Industry and Commerce of the PRC. As a result of this transfer Tonglin became a wholly foreign owned enterprise (WFOE). As of December 31, 2003, Rhohan Holdings Limited owns 100% of Chengdu Tonglin Casting Industrial Co., Ltd.

Basis of presentation

The consolidated financial statements represent the activities of the Company and its wholly owned subsidiary. The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Foreign currency translation

The reporting currency of the Company is US dollar. The Company uses their local currency, Renminbi, as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Revenue recognition

Product sales are recognized when the products are delivered and title has passed. The Company offers no warranties on its products. However the customers have 3-5 days to inspect the goods and to notify the Company if there are any products that do not meet the quality standards set forth in their contract. The Company at this time replaces the goods with new products and the defective goods are returned to Tonglin and are reworked and returned to inventory.

Sales revenue  represents the invoiced value of goods,  net of a value-added tax
(VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Plant and equipment, net

Plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 2003 and 2002 amounted to $160,490 and $115,970, respectively. Estimated useful lives of the assets are as follows:

                                                        Estimated Useful Life
                                                        ---------------------
Buildings                                                    20-30 years
Machinery and equipment                                      10-15 years
Furniture and fixtures                                        5-10 years

Construction in progress includes engineering costs, insurance costs, wages, interest and other costs relating to construction in progress. Construction in progress balances are transferred to equipment when the related assets are ready for their intended use. No depreciation is provided for on construction in progress.

Maintenance,  repairs and minor  renewals  are  charged  directly to expenses as
incurred.   Major  additions  and  betterment  to  property  and  equipment  are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds projected future cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2003, the Company expects these assets to be fully recoverable.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Plant and equipment, net (continued)

Plant and equipment consist of the following at December 31:

                                                  2003                  2002
                                             --------------        -------------
Buildings and improvements                  $    1,187,128        $     602,991
Machinery and equipment                          2,064,257              925,042
Construction in progress                            64,850              123,747
                                             --------------        -------------
       Totals                                    3,316,235            1,651,780
Accumulated depreciation                          (762,228)            (681,911)
                                             --------------        -------------
       Property and equipment, net          $    2,554,007        $     969,869
                                             ==============        =============

In the year 2000, Rongxin, as part of their original capital contribution, contributed certain buildings, machinery, and equipment in the amount of RMB 5,111,248, or approximately $618,500. The buildings, machinery, and equipment were originally purchased by Rongxin through financing provided by Rongxin's banking institution and were pledged as collateral for this loan. The term of this loan commenced on August 31, 1999 and will expire on August 30, 2004. The titles of the buildings, machinery, and equipment are still in the name of Rongxin and will be transferred to Tonglin once the loan is paid off (and consequently the buildings, machinery, and equipment will be released as collateral). As of the date of this report, the titles of the said buildings, machinery, and equipment (net book value of $156,159) have not been transferred to Tonglin.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Recently issued accounting pronouncements

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (FAS 143). FAS 143 changes the recorded amount of liabilities associated with asset retirements and requires the accretion of interest expense over the remaining life of the asset. FAS 143 also requires additional disclosure regarding asset retirement obligations. This Statement is effective for fiscal years beginning after June 15, 2002. The adoption of this statement is not expected to have a significant impact on the financial condition or results of operations of the Company.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting pronouncements (continued)

However, FAS 144 changes the scope and certain measurement requirements of existing accounting guidance. FAS 144 also changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. This Statement is effective for fiscal years beginning after December 15, 2001.

The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 "Rescission of Statements No. 4, 14 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." (FAS 145). This Statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, and "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This Statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS No. 13, "Accounting for Leases," to eliminate any inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

FAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This Statement is effective for fiscal years beginning after May 15, 2002. The Company has adopted this Statement in 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires the recognition of certain guarantees as liabilities at fair market value and is effective for guarantees issued or modified after December 31, 2002. The Company has adopted the disclosure requirement of FIN 45 and does not expect the impact of the fair market value requirement to have a material impact on its financial condition or results of operations of the Company.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure". The statement allows for the Company's current method of accounting for stock options to continue. Effective for interim periods beginning after December 15, 2002, disclosure will be required for information on the fair value of stock options and the effect on earnings per share (in tabular form) for both interim and annual reports. The Company has adopted this statement in 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN No. 46), which requires the consolidation of certain variable interest entities, as defined.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting pronouncements (continued)

FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and on July 1, 2003 for investments in variable interest entities acquired before February 1, 2003; however, disclosures are required currently if a company expects to consolidate any variable interest entities. As the Company has no such variable interest entities, the adoption of FIN No. 46 did not have an impact on the Company's results of operations, financial position or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities" ("SFAS No. 149"). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FASB No. 150 requires that those instruments entered into or modified after May 31, 2002, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement is not expected to have a material impact on the financial condition or results of operations of the Company.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 2003 and 2002 amounted to $2,500,000 and $232,000 respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company has a concentration of sales risk where five customers represents 94% or $15,266,786 of total sales for the year ended December 31, 2003 as compared to 93% or $13,234,620 for five customers in the year ending 2002. Total outstanding accounts receivable for these customers amounted to $4,959,943 and $6,713,531 as of December 31, 2003 and 2002, respectively.

Cash-restricted

The Company through its bank agreements is required to keep certain amounts on deposit that are subject to withdrawal restrictions and these amounts are $2,057,000 and $363,000 as of December 31, 2003 and 2002, respectively.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Inventories

Inventories are stated at the lower of cost or market on the first in first out method of accounting and consist of the following at December 31:

                                               2003                   2002
                                         ----------------        --------------
Raw materials                           $      936,619          $     737,211
Finished goods                               1,200,055                467,829
                                         ----------------        --------------
       Totals                           $    2,136,674          $   1,205,040
                                         ================        ==============

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Accounts receivable, trade

The Company's business operations are conducted in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end. However, the Company records a provision for accounts receivable trade which ranges from 0.3% to 1.0% of the outstanding accounts receivable balance in accordance with generally accepted accounting principles in the PRC. The allowance for doubtful accounts as of December 31, 2003 and 2002 amounted to $20,430 and $22,678, respectively.

Accounts receivable, trade special

This amount represents trade accounts receivable due from various customers which the customers' bank has guaranteed payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company has the ability to submit their request for payment to the customer's bank earlier than the scheduled payment date; however, the Company incurs interest and processing fee in such instances.

Intangible assets

All land in the People's Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. In 2003, Tonglin purchased the Right to use the land for 50 years from the government for a fee in the amount of $171,358.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Intangible assets (continued)

The Right is being amortized over a minimum life of 10 years in accordance with PRC generally accepted accounting principles. The expense for the year ended December 31, 2003 amounted to $8,568. However, the Certificate of Land Use Right for this land is held in the name of Chengdu Rongxin Industrial Co., Ltd., a related party. Tonglin is in the process of applying for a name change on the Certificate of the land Use Right. As of the date of this report this process has not been finalized.

The Certificates of Land Use Rights of approximately 57,347 Chinese acres of land are occupied by buildings operated by Tonglin, which are held in the name of Chengdu Rongxin Industrial Co., Ltd., a related party. The land use rights have been acquired from 1998 through 2000 for a life of 50 years. Chengdu Rongxin Industrial Co., Ltd. has verbally agreed to let Tonglin use the property for agreed upon purpose through the life of the Land Use Rights. However, the Land Use Rights remains in the name of Chengdu Rongxin Industrial Co., Ltd. Tonglin is not charged for the use of the land nor has an asset been reflected on balance sheet of Tonglin for these rights. The original cost of the land use rights amounted to $324,076. In order to better report the actual expenses of the operations the Company has recognized in the accompanying income statement an expense for the use of the land with a corresponding entry to paid in capital. The Rights are being amortized over 10 years based upon the original cost of the rights and the expense for the years ended December 31, 2003 and 2002 amounted to $32,347 and $32,347, respectively.

Chengdu Rongxin Industrial Co., Ltd. has not indicated to Tonglin that they will need the use of the land within the next year. However, Chengdu Rongxin Industrial Co., Ltd. has the right to occupy the land once notification is given to Tonglin.

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred tax amounts at December 31, 2003 and 2002.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Income taxes, continued

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company through its subsidiary, Tonglin, is governed by the Income Tax Law of the People's Republic of China (PRC) concerning Foreign Investment
Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Income Tax Law of the People's Republic of China for Enterprises with Foreign Investments and Foreign Enterprises states, "Any enterprise with foreign investments of a production nature scheduled to operate for a period of not less than ten years shall, upon examination and verification by the tax authorities in the year the company begins to make a profit, will be exempted from income taxes in the first and second years and allowed a fifty percent reduction in the standard tax rates in the third to fifth years."

Under the Income Tax Laws, foreign investment enterprises (FIE) are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on incomes reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable.

The Company is exempt from income tax from 2000 to 2001. Tonglin is located in a Special Economic Zone and the PRC tax authorities have approved a special income tax rate of 15% for this area. In addition, Tonglin in accordance with the Circular of Transmission the State Administration of Taxation of Sichuan Province on Implementing the Relevant Tax Policies of Development of the West Regions and Implement of the Suggestion Concretely of State Administration of Taxation, "the enterprise income tax of the foreign investment enterprises in the legal tax reduction period shall be reduced by 7.5%." Tonglin generated profits in the year ended December 31, 2000. Effective January 1, 2002, the two-year 100% exemption for income taxes had expired for Tonglin and it became subject to income tax at a reduced rate of 7.5 % for 2002, 2003 and 2004. The Company is not subject to any local income tax of 3% until its exemption and reduction periods expire in 2005.

The provision for income taxes at December 31 consisted of the following:

                                                     2003               2002
                                                 -------------      ------------
Provision for China Income tax                  $     339,300      $    318,351
Provision for China local tax                             -                 -
Deferred taxes                                            -                 -
                                                 -------------      ------------
       Total provision for income taxes         $     339,300      $    318,351
                                                 =============      ============

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Income taxes, (continued)

The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                                     2003               2002
                                                 -------------      ------------
U.S. Statutory rates                                    34.0%             34.0%
Foreign income not recognized in USA                   (34.0)            (34.0)
China income taxes                                       7.5               7.5
                                                 -------------      ------------
       Totals                                            7.5%              7.5%
                                                 =============      ============

The Company has recorded an allowance for bad debts in the amount of $278,300 as further described in note 3. This amount has been recorded as an expense for financial statement purposes. However, the ultimate deduction for Chinese income tax purposes has not been determined and the amount to be deducted must be approved by the appropriate Chinese taxing authority. A valuation allowance for the entire amount has been established due to the uncertainty of realizing the deduction of this expense for income tax purposes as a result of this uncertainty no deferred taxes has been provided in the accompanying financial statements.

Value Added Tax

Enterprises  or  individuals  who  sell   commodities,   engage  in  repair  and
maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company's finished products can be used to offset the VAT due on sales of the finished product.

From Tonglin's inception in the year 2000 through the year 2002, Tonglin adopted the Tax Package Policy issued by the Dayi County Government, which requires Tonglin to pay its tax to the appropriate taxing authority based upon the annual fixed amount set forth by the Dayi County Government. The fixed tax amount set forth for Tonglin in 2002 amounted to RMB 8,000,000. The Tax Package Policy was terminated starting January 1, 2003. The Company is subject to the value added tax at the standard rate of 17% on the gross sales price of all products sold within the PRC.

On August 14, 2003, a certificate issued by the State Taxation Administration of Dayi County Sichuan Province, stated that the income tax and valued added tax of Tonglin from inception through the year ending December 31, 2002 have been fully paid.

NOTE 2 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Income taxes paid amounted to $244,045 and $272,088 for the years ended December 31, 2003 and 2002, respectively. Interest paid for the years ended December 31, 2003 and 2002 amounted to $355,923 and $217,123 respectively.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (CONTINUED)

In 2002, the Company made a non-cash shareholders' distribution of $832,998 to offset other receivables/payables due from/to related parties. In addition during 2002, the Company purchased the remaining 25% minority interest in Tonglin for approximately $2,178,000 which would be paid from shareholder dividends distributed by Tonglin.

In 2003, the Company made a non-cash shareholders' distribution of $3,638,090 to offset other receivables/payables due from/to related parties.

NOTE 3 - OTHER RECEIVABLES

In 2003 the Company made a prepayment of $278,300 to purchase several molds to be used in their operations. As of December 31, 2003, the molds were never delivered by the vendor. The Company is currently in litigation with the vendor.

Management intends to pursue collection of this receivable; however, management is uncertain that they will prevail in collecting the entire amount. As of December 31, 2003, management has decided to fully reserve this amount as uncollectible.

NOTE 4 - EMPLOYEE ADVANCES

Other non-current assets represents cash advances to officers and employees for cash based business transactions incurred for the payment of operating expenses and purchases from various vendors.

NOTE 5 - LINES OF CREDIT

The Company has the following lines of credit outstanding at December 31:

                                                                     2003                2002
                                                              -----------------   -----------------
Shanghai Pu Dong Development Bank, Chengdu Branch
       due June 2004, transaction fee at 0.05%
       restricted cash requirement of 30% or $363,000
       and Chengdu Rongxin Ruigao Machinery Co., Ltd.
       guaranteed the difference between the cash
       amount deposited and the credit line amount            $    1,210,000      $            --

Chengdu City Commercial Bank, Dayi Branch
       due May 2004,  transaction fee at 0.05%
       restricted cash requirement of 40% or $726,000
       Chengdu Rongxin Industrial Co., Ltd. guaranteed the
       difference between the cash amount deposited
       and the credit line amount                                  1,815,000                   --

Chengdu City Commercial Bank, Dayi Branch
       due June 2004, transaction fee at 0.05%
       restricted cash requirement of 40% or $968,000
       Chengdu Rongxin Industrial Co., Ltd. guaranteed the
       difference between the cash amount deposited                2,420,000                   --
       and the credit line amount
                                                               ---------------      --------------
          Total                                               $     5,445,000         $        --
                                                               ===============      ==============

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - LINES OF CREDIT (CONTINUED)

The proceeds of the above debt were loaned to Chengdu Taichang Metals Co., Ltd., a related party. In return for this loan Chengdu Taichang Metals Co. Ltd. deposited $242,000 of cash with Tonglin as a partial guarantee for the loan repayment. The amount loaned to Chengdu Taichang Metals Co. Ltd. is recorded in other receivables-related parties on the accompanying balance sheet and is further explained in note 9.

This amount is non interest bearing and due and payable in May 2004. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid these amounts in full.

NOTE 6 - SHORT-TERM LOANS PAYABLE - BANK

The Company has the following short-term loans payable at December 31:

                                                                     2003                2002
                                                              ----------------      --------------
ChengduCity Commercial Bank, Dayi Branch due January 29,
       2004, monthly interest only payment at 0.57525%,
       guaranteed by Chengdu High Pressure Valve Plant,
       a related party                                        $     1,210,000         $        --


Shanghai Pu Dong  Development  Bank, Chengdu Branch due
       March 9, 2004,  monthly interest only payment at
       0.48675%, guaranteed by Chengdu Rongxin Ruigao
       Machinery Co., Ltd., a related party                         3,630,000                  --
                                                               ---------------      --------------
          Total                                               $     4,840,000         $        --
                                                               ===============      ==============

The above loans have been refinanced into short-term loans due within one year during 2004 in the amount of $4,840,000.

Total interest expense on all bank debt for the years ending December 31, 2003 and 2002 amounted to $355,923 and $217,123 respectively.

NOTE 7 - RESERVES AND DIVIDENDS

The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - RESERVES AND DIVIDENDS (CONTINUED)

Pursuant to the board of directors' resolution, the Company transferred 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company's registered capital.

The transfer to this reserve must be made before distributions of any dividends to shareholders. For the years ending December 31, 2003 and 2002, the Company transferred $302,516 and $386,673, respectively which represents 10% of the years' net income determined in accordance with PRC accounting rules and regulations to this surplus reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The Chinese government restricts distributions of registered capital and the additional investment amounts required by the Chinese joint ventures. Approval by the Chinese government must be obtained before distributions of these amounts can be returned to the shareholders.

Pursuant to the board of directors' resolution, total dividends of $3,638,090 and $832,998 for the years ended of December 31, 2003 and 2002 respectively, were declared to be paid to the shareholders, Rongxin and Rhohan, of which $2,178,000 of the dividend owed to Rhohan was paid to Rongxin to fully satisfy the purchase price of Rhohan's purchase of Rongxin's 25% interest in Tonglin as described in note 11.

NOTE 8 - RETIREMENT BENEFIT PLANS

Regulations in the People's Republic of China require the Company to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The PRC government is responsible for the benefit liability to these retired employees. The Company is required to make contributions to the state retirement plan at 17% of the monthly basic salaries of the current employees. For the years ended December 31, 2003 and 2002, the Company made pension contributions in the amount of $307,279 and $245,789, respectively.

NOTE 9 - RELATED PARTY TRANSACTIONS AND CONTINGENCIES

The following are related parties described in the accompanying financial statements:

Chengdu Rongxin Enterprises Co., Ltd. is owned 100% by Mr. Li Yungao.

Chengdu Rongxin Industrial Co., Ltd. is owned by Mr. Li Yungao and a number of managers and directors of Tonglin.

Chengdu Rongxin Ruigao Machinery Co., Ltd. is owned 70% by Mr. Li Yungao with the remaining 30% owned by a number of managers and directors of Tonglin.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - RELATED PARTY TRANSACTIONS AND CONTINGENCIES (CONTINUED)

Chengdu Begin Pipeline Co., Ltd. is owned 75% by Chengdu Rongxin Industrial Co., Ltd. and 25% by Chengdu Begin Technology Development Co., Ltd.

Chengdu High Pressure Valve Plant is owned by Mr. Li Yungao and a number of managers and directors of Tonglin.

Chengdu Taichang Metals Co., Ltd. is 95% owned by Mr. Li Jing, who is the son of Mr. Li Yungao.

During the years ended December 31, 2003 and 2002, the Company entered into the following transactions with related parties:

Sales, purchases and other expenses

                                                                     2003                    2002
                                                             -------------------      -----------------
Sales
Chengdu Rongxin Ruigao Machinery Co., Ltd.                  $          80,776        $        37,886
                                                             ===================      =================

Cost of sales
Chengdu Rongxin Ruigao Machinery Co., Ltd.                  $          78,423        $        36,382
                                                             ===================      =================

Interest expense
Chengdu Rongxin Ruigao Machinery Co., Ltd.                  $          39,277        $        58,915
                                                             ===================      =================

Lease expense
Chengdu Rongxin Ruigao Machinery Co., Ltd.                  $         121,000        $       121,000
                                                             ===================      =================


Amounts due to/from related parties

                                                                  2003                   2002
                                                             -------------------      -----------------
Other receivables - related party:
       Chengdu Taichang Metals Co., Ltd.                    $       5,445,000        $     1,942,620
       Other related parties                                           17,785
                                                             -------------------      -----------------
                                                   Totals   $       5,462,785        $     1,942,620
                                                             ===================      =================

Other payables - related party:
       Chengdu Rongxin Ruigao Machinery Co., Ltd.           $            --          $       544,500
       Other related parties                                                                     950
       Chengdu Taichang Metals Co., Ltd.                              242,000                   --
                                                             -------------------      -----------------
                                                   Totals   $         242,000        $       545,450
                                                             ===================      =================

On May 20, 2003, Tonglin entered into an agreement with Chengdu Taichang Metals Co., Ltd. to make a 12-month loan in the amount of $3,025,000 to Chengdu Taichang Metals Co., Ltd. using the proceeds from Tonglin's bank line of credit described in note 5. In addition, Tonglin paid $1,089,000 to their bank as restricted cash deposit as required by the loan agreement.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - RELATED PARTY TRANSACTIONS AND CONTINGENCIES (CONTINUED)

The $3,025,000 was required to be paid to Tonglin upon maturity together with interest calculated based on the amount of restricted cash deposit using the bank's monthly interest rate of 0.4425%. Chengdu Taichang Metals Co., Ltd. should pay a consultation fee of $121,000 to Tonglin upon maturity of the loan. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid these amounts in full.

On May 29, 2003, Tonglin entered into an agreement with Chengdu Taichang Metals Co., Ltd. to make a loan in the amount of $2,420,000 to Chengdu Taichang Metals Co., Ltd. using the proceeds from Tonglin's bank line of credit described in note 5. In addition, Tonglin paid $968,000 to their bank as restricted cash deposit as required by the loan agreement. The $2,420,000 was required to be paid to Tonglin upon maturity together with interest calculated based on the amount of restricted cash deposit using the bank's monthly interest rate of 0.4425%. Chengdu Taichang Metals Co., Ltd. was required to pay a fee of $77,101 to Tonglin upon maturity of the loan. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid these amounts in full.

As part of the above loan transactions Chengdu Taichang Metals Co., Ltd. deposited $242,000 of cash with Tonglin as a partial guarantee to ensure that the loans would be paid in full at maturity.

The other amounts due from related parties are generated from the Company making various cash advances and short term loans and the allocation of various expenses to related parties. These transactions are re-occurring in nature and are generally repaid during the current year on a revolving basis. The Company does not charge interest on these receivables.

On January 1, 2000, Tonglin and Chengdu Rongxin Enterprises Co., Ltd. entered into a Working Ground and Transportation Equipment Leasing Agreement, under which Tonglin leases office building space, living areas and vehicles with an annual rent of $121,000.

Short-term loans from Chengdu Rongxin Ruigao Machinery Co., Ltd. (formerly Chengdu Rongxin Enterprises Co., Ltd.) amounted to $544,500 during the year ending December 31, 2002. This loan included interest at rates ranging from 7.49% to 12.10% per annum and was paid off in 2003. Interest paid for the years ended December 31, 2003 and 2002 amounted to $39,277and $58,915, respectively.

On November 4, 2003,  Tonglin and Industrial  and Commercial  Bank of China Dayi
County Branch entered into the "Intangible Right Security Agreement", under which Tonglin has guaranteed a $1,089,000 bank line of credit issued to Chengdu Rognxin Ruigao Machinery Co., Ltd. The term of this bank line of credit will expire on April 29, 2004.

In the year 2000, Rhohan Holdings Limited (the BVI Company) was loaned $1,200,000 from Terrific Wealth Investments Limited, a prior shareholder of Rhohan Holdings Limited. This amount is non interest bearing and has no repayment terms. This amount has been recorded in other payables on the accompanying balance sheet as of December 31, 2002. During the year ending December 31, 2003, this amount was offset against other receivables due from relatedparties as agreed upon by the Company and Terrific Wealth Investments Limited.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - LEASES

The Company leases office building space, living quarters, and vehicles from Chengdu Rongxin Enterprises Co., Ltd., a related party, in the amount of $121,000 per year (see note 9). Chengdu Rongxin Enterprises Co., Ltd. was dissolved in October 2002. All of its assets, including the lease agreement, were taken over by Chengdu Rongxin Ruigao Machinery Co., Ltd., a related party as described in Note 9. This agreement has no expiration date at this time.

NOTE 11- PURCHASE OF MINORITY INTEREST

Originally Rongxin owned 40% and Rhohan owned 60% of Tonglin. On July 5, 2001, the registered capital of Tonglin was increased to approximately $3,214,000 and its ownership in Tonglin increased to 75% and Rongxin's ownership was reduced to 25%. Rhohan paid for its increase in capital through its portion of undistributed earnings. In October 2002, Rongxin agreed to transfer its remaining 25% ownership in Tonglin to Rhohan for approximately $2,178,000 which would be paid from dividends distributed by Tonglin.

However, if the dividend amount is not sufficient to pay off the $2,178,000, the Company would use alternative funds to make up the difference. On November 20, 2003, the approval letter from the local government transfer agency was issued approving the transfer of shares and the $2,178,000 was required to be paid within three months of this date. The $2,178,000 was paid in its entirety from the dividend payable declared in 2003.

NOTE 12 - OTHER OPERATING INCOME

The Company has entered into various contractual arrangements to act as an agent for Chengdu Zhengheng Engine Parts Co., Ltd. where the Company receives a commission on sales of products purchased from Chengdu Zhengheng Engine Parts Co., Ltd. For the years ending December 31, 2003 and 2002, this income amounted to $423,206 and $204,854, respectively

NOTE 13 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT

On April 22, 2004, the Company entered into a Capital Stock Exchange Agreement where the Company will complete a reverse acquisition of China Autoparts, Inc. (formerly known as Talram Corporation), a publicly traded non-operational Delaware corporation. China Autoparts will acquire all of the outstanding shares of Rhohan Holdings Limited's capital stock from Double Unity in exchange for 8,590,910 shares of common stock in China Autoparts, Inc. to be issued to Double Unity or its designee(s). This new stock issuance will represent 94.5% of the issued and outstanding stock of China Autoparts, Inc. at the time of issuance. The accounting for this transaction is identical to that resulting from a reverse-acquisition, except that no goodwill or other intangible assets shall be recorded. Accordingly, the financial statements of Rhohan Holdings Limited will be the historical financial statements of the Company and its subsidiary, Chengdu Tonglin Casting Industrial Co., Ltd.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT, (CONTINUED)

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003

                                                               ASSETS

                                                                                                   Pro forma            Adjusted
                                                             China Autoparts        Rohan          Adjustments         Pro forma
                                                             ---------------    -------------     -------------      -------------
CURRENT ASSETS:
     Cash                                                    $                 $      488,001    $                  $      488,001
     Cash - restricted                                                              2,057,000                            2,057,000
     Accounts receivable, trade                                                     6,789,525                            6,789,525
     Accounts receivable, trade special                                               943,800                              943,800
     Other receivables                                                                407,470                              407,470
     Other receivables - related parties                                            5,462,785                            5,462,785
     Prepaid expense                                                                1,030,156                            1,030,156
     Inventories                                                                    2,136,674                            2,136,674
                                                               -------------     -------------     -------------      -------------

       Total current assets                                              --        19,315,411                --         19,315,411
                                                               -------------     -------------     -------------      -------------

PLANT AND EQUIPMENT, net                                                            2,554,007                            2,554,007
                                                               -------------     -------------     -------------      -------------

OTHER ASSETS:
     Intangible asset, net                                                            162,790                              162,790
     Employee advances                                                                333,247                              333,247
                                                               -------------     -------------     -------------      -------------
       Total other assets                                                --           496,037                --            496,037
                                                               -------------     -------------     -------------      -------------

         Total assets                                        $           --    $   22,365,455    $           --     $   22,365,455
                                                               =============     =============     =============      =============

                                                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                        $        1,100    $    1,854,084    $       (1,100)(1) $    1,854,084
     Accounts payable - related party                                                  15,675                               15,675
     Advances from customers                                                           54,934                               54,934
     Wages and benefits payable                                                       689,225                              689,225
     Income and other taxes payable                                                   527,011                              527,011
     Accrued liabilities                                                              379,689                              379,689
     Other payables                                                                 1,333,471                            1,333,471
     Other payables - related party                                                   242,000                              242,000
     Notes payable - bank                                                           5,445,000                            5,445,000
     Short term loans payable - bank                                                4,840,000                            4,840,000
                                                               -------------     -------------     -------------      -------------
       Total current liabilities                                      1,100        15,381,089            (1,100)        15,381,089
                                                               -------------     -------------     -------------      -------------

SHAREHOLDERS' EQUITY:
     Common stock                                                        50               100             8,591 (2)            100
                                                                                                         (8,641)(3)

     Paid-in-capital                                                  6,650           312,971             1,100 (1)        312,971
                                                                                                         (8,591)(2)
                                                                                                            841 (3)

     Statutory reserve                                                              1,561,222                            1,561,222
     Retained earnings                                               (7,800)        5,101,798             7,800 (3)      5,101,798
     Accumulated other comprehensive income (loss)                                      8,275                                8,275
                                                               -------------     -------------     -------------      -------------
       Total shareholders' equity                                    (1,100)        6,984,366             1,100          6,984,366
                                                               -------------     -------------     -------------      -------------
         Total liabilities and shareholders' equity          $           --    $   22,365,455    $           --     $   22,365,455
                                                               =============     =============     =============      =============

(1)   Certain   accounts  payable  and  accrued  expenses  were  paid  by  China
      Autoparts' original shareholders and treated as capital contribution.
(2)   Reflects stock issuance by China Autoparts.
(3) Capitalization of post merger Rhohan reflects the pro forma common stock and paid in capital.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT, (CONTINUED)

                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                                   Pro forma            Adjusted
                                                             China Autoparts        Rohan          Adjustments         Pro forma
                                                             ---------------    -------------     -------------      -------------

GROSS REVENUES                                               $           --    $   16,248,926    $           --     $   16,248,926
                                                               -------------     -------------     -------------      -------------

COST OF SALES                                                            --         9,937,435                --          9,937,435
                                                               -------------     -------------     -------------      -------------

GROSS PROFIT                                                             --         6,311,491                --          6,311,491

OTHER OPERATING INCOME                                                                423,206                              423,206
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                          1,383         2,087,038             1,282          2,089,703
                                                               -------------     -------------     -------------      -------------

INCOME FROM OPERATIONS                                               (1,383)        4,647,659            (1,282)         4,644,994

OTHER EXPENSE (INCOME)                                                   (1)          434,941                --            434,940
                                                               -------------     -------------     -------------      -------------

INCOME BEFORE MINORITY INTEREST                                      (1,382)        4,212,718            (1,282)         4,210,054

PROVISION FOR INCOME TAXES                                               --           339,300                --            339,300
                                                               -------------     -------------     -------------      -------------

NET INCOME                                                           (1,382)        3,873,418            (1,282)         3,870,754

OTHER COMPREHENSIVE INCOME (LOSS):
  Foreign currency translation adjustment                                --                62                --                 62
                                                               -------------     -------------     -------------      -------------
COMPREHENSIVE INCOME (LOSS)                                  $       (1,382)   $    3,873,480    $       (1,282)    $    3,870,816
                                                               =============     =============     =============      =============

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT, (CONTINUED)

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2002

                                                               ASSETS

                                                                                                   Pro forma            Adjusted
                                                             China Autoparts        Rohan          Adjustments         Pro forma
                                                             ---------------    -------------     -------------      -------------
CURRENT ASSETS:
     Cash                                                    $        1,282    $                 $       (1,282)(1) $           --
     Cash - restricted                                                                363,000                              363,000
     Accounts receivable, trade                                                     7,532,780                            7,532,780
     Accounts receivable, trade special                                               375,100                              375,100
     Other receivables - related parties                                              205,773                              205,773
     Prepaid expense                                                                1,942,620                            1,942,620
     Prepaid expense - related party                                                  711,655                              711,655
     Inventories                                                                    1,205,040                            1,205,040
                                                               -------------     -------------     -------------      -------------

       Total current assets                                           1,282        12,335,968            (1,282)        12,335,968
                                                               -------------     -------------     -------------      -------------

PLANT AND EQUIPMENT, net                                                              969,869                              969,869
                                                               -------------     -------------     -------------      -------------
OTHER ASSETS:
     Intangible asset, net
     Employee advances                                                                 70,798                               70,798
                                                               -------------     -------------     -------------      -------------
       Total other assets                                                --            70,798                --             70,798
                                                               -------------     -------------     -------------      -------------

         Total assets                                        $        1,282    $   13,376,635    $       (1,282)    $   13,376,635
                                                               =============     =============     =============      =============

                                                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                        $        1,100    $    1,518,042    $       (1,100)(2) $    1,518,042
     Bank overdraft                                                                    19,617                               19,617
     Advances from customers                                                           40,585                               40,585
     Wages and benefits payable                                                       785,944                              785,944
     Income and other taxes payable                                                   188,331                              188,331
     Accrued liabilities                                                              251,028                              251,028
     Other payables                                                                 2,101,009                            2,101,009
     Other payables - related party                                                   545,450                              545,450
     Notes payable - bank                                                           1,210,000                            1,210,000
                                                               -------------     -------------     -------------      -------------

       Total current liabilities                                      1,100         6,660,006            (1,100)         6,660,006
                                                               -------------     -------------     -------------      -------------

SHAREHOLDERS' EQUITY:
     Common stock                                                        50               100             8,591 (3)            100
                                                                                                         (8,641)(4)
     Paid-in-capital                                                  6,550           280,624             1,100            280,624
                                                                                                         (8,591)(3)
                                                                                                            941 (4)
     Statutory reserve                                                              1,174,549                            1,174,549
     Retained earnings                                               (6,418)        5,253,143            (1,282)(2)      5,253,143
                                                                                                          7,700 (4)
     Accumulated other comprehensive income (loss)                                      8,213                                8,213
                                                               -------------     -------------     -------------      -------------
       Total shareholders' equity                                       182         6,716,629              (182)         6,716,629
                                                               -------------     -------------     -------------      -------------
         Total liabilities and shareholders' equity          $        1,282    $   13,376,635    $       (1,282)    $   13,376,635
                                                               =============     =============     =============      =============

(1)   Cash used to pay for certain expenses.
(2)   Certain   accounts  payable  and  accrued  expenses  were  paid  by  China
      Autoparts' original shareholders and treated as capital contribution.
(3)   Reflects stock issuance by China Autoparts.
(4) Capitalization of post merger Rhohan reflects the pro forma common stock and paid in capital.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT, (CONTINUED)

                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                                   Pro forma            Adjusted
                                                             China Autoparts        Rohan          Adjustments         Pro forma
                                                             ---------------    -------------     -------------      -------------
GROSS REVENUES                                               $                 $   14,159,153    $                  $   14,159,153

COST OF SALES                                                                       7,508,709                            7,508,709
                                                               -------------     -------------     -------------      -------------

GROSS PROFIT                                                             --         6,650,444                --          6,650,444

OTHER OPERATING INCOME                                                                204,854                              204,854
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                          4,047         2,457,578             1,282 (1)      2,462,907
                                                               -------------     -------------     -------------      -------------

INCOME FROM OPERATIONS                                               (4,047)        4,397,720            (1,282)         4,392,391

OTHER EXPENSE (INCOME)                                                  (11)           69,202                               69,191
                                                               -------------     -------------     -------------      -------------

INCOME BEFORE MINORITY INTEREST                                      (4,036)        4,328,518            (1,282)         4,323,200

PROVISION FOR INCOME TAXES                                                            318,351                --            318,351
                                                               -------------     -------------     -------------      -------------

INCOME BEFORE MINORITY INTEREST                                      (4,036)        4,010,167            (1,282)         4,004,849

MINORITY INTEREST                                                                     840,322                              840,322
                                                               -------------     -------------     -------------      -------------

NET INCOME                                                           (4,036)        3,169,845            (1,282)         3,164,527

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment                              --            (4,025)                              (4,025)
                                                               -------------     -------------     -------------      -------------
COMPREHENSIVE INCOME (LOSS)                                  $       (4,036)   $    3,165,820    $       (1,282)    $    3,160,502
                                                               =============     =============     =============      =============

(1)   Cash used to pay for certain expenses.

                                    EXHIBITS

INDEX TO EXHIBITS

EXHIBIT NUMBER                 DESCRIPTION
--------------------------------------------------------------------------------
       2.1                     April 22, 2004 Capital Stock Exchange Agreement

       3.1                     Amended Certificate  of  Incorporation

       3.2                     Amended By-Laws

       3.3                     Specimen  stock  certificate

      21.1                     List of Subsidiaries

      23.1                     Consent of Independent Auditors

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 13, 2004

                                        CHINA AUTOPARTS, INC.


                                        By:_________________________________
                                           Ding Ke, Executive Vice President